Exhibit 3.1

THE COMPANIES ORDINANCE (Chapter 622)

Public Company Limited by Shares

ARTICLES OF ASSOCIATION

(As adopted by a special resolution passed on May 29, 2019, and amended and restated by a special resolution passed on December 15, 2023 and further amended and restated by a shareholders meeting on July 12, 2024)

OF

WING YIP FOOD HOLDINGS GROUP LIMITED
榮業食品控股集團有限公司

NAME

1.	The name of the Company is “WING YIP FOOD HOLDINGS GROUP LIMITED 榮業食品控股集團有限公司”.

MEMBERS’ LIABILITIES

2.	The liability of the members is limited.

3.	The liability of the members is limited to any amount unpaid on the shares held by the members.

TABLE A AND MODEL CODE

4.	The regulations contained in (a) Table A in the First Schedule to the predecessor of the Companies Ordinance, and (b) Model Articles in Schedule 1 of the Companies (Model Articles) Notice (Cap. 622H) shall not apply to the Company.

share Capital and initial shareholdings (on the Company’s formation)

5.	The share capital and initial shareholdings on the Company’s formation are as follows :

(a)	The total number of ordinary shares that the Company proposes to issue	10,000
(b)	The total amount of share capital to be subscribed by the Company’s founder members	HKD10,000.00
(c)	The amount to be paid up or to be regarded as paid up	HKD10,000.00
(d)	The amount to remain unpaid or to be regarded as remaining unpaid	NIL

INTERPRETATION

6.	(a)	In these Articles, save where the context otherwise requires, the following expressions have the following meanings :

“ACGFC”	the Act on Corporate Governance of Financial Companies of Korea;

“Act on Electronic Registration of Stocks, Bonds, Etc.”	the Act on Electronic Registration of Stocks, Bonds, Etc. of Korea;

“Audit Committee”	the committee within the Board of Directors established under Article 77-5 (a) (i) in the function of internal auditing for the Company;

“Articles”	these Articles of Association in their present form or as altered from time to time;

“Board”	the Directors for the time being of the Company or the Directors present at a duly convened meeting of the Board at which a quorum is present;

“Branch Register”	the Register of Members permitted under the Ordinance to be kept at a place outside Hong Kong;

“clear days”	in relation to the period of a notice, that period excluding the day when the notice is given or deemed to be given and the day for which it is to take effect;

“Company”	WING YIP FOOD HOLDINGS GROUP LIMITED 榮業食品控股集團有限公司;

“Company Secretary”	the person appointed for the time being to perform for the Company the duties of a company secretary;

“Depository” or “KSD”	Korea Securities Depository established under the FISCMA and any other depository recognised by the laws of jurisdiction in which the shares of the Company are listed or quoted on a stock exchange in such jurisdiction;

“Designated Stock Exchange”	a stock exchange upon which the shares in the Company are listed or quoted and where such stock exchange deems such listing or quotation to be the initial listing or quotation of the shares of the Company;

“Director”	in addition to any person appointed as a director of the Company, has the meaning ascribed to it in the Ordinance and any reference to “Directors” shall, where only one Director has been appointed, be a reference to that one Director;

“dividend”	includes distributions in specie or in kind, capital distributions and capitalisation issues;

“electronic communication”	communication sent by electronic transmission in any form through any medium;

“Electronically Register”	entering of information on the creation, modification or lapse of a right to stocks, etc., such as types, issues, amount and right holder of stocks, etc. details of rights, etc. in the Electronic Registration Book, according to an electronic method;

“Electronic Registration Book”	book under the Act on Electronic Registration of Stocks, Bonds, Etc. in which information on the creation, modification or lapse of a right to stocks, etc., is compiled using electronic methods;

“Electronic Registration Institution”	an entity which is authorized to operate a system for Electronically Registering stocks, etc. in accordance with the Act on Electronic Registration of Stocks, Bonds, Etc., being the Depository;

“extraordinary special resolution”	extraordinary special resolution as set out in Article 46;

“FISCMA”	the Financial Investment Services and Capital Markets Act of Korea;

“Foreign Corporation”	a company which is incorporated under the laws of a country, other than Hong Kong.

“Holding company”

a body corporate is a holding company of another body corporate if :

(a)   it controls the composition of that other body corporate’s board of directors;

(b)   it controls more than half of the voting rights in that other body corporate; or

(c)   it holds more than half of that other body corporate’s issued share capital; and

a body corporate is also a holding company of another body corporate if it is a holding company of a body corporate that is that other body corporate’s holding company;

“Hong Kong”	the Hong Kong Special Administrative Region of the People’s Republic of China;

“Independent Non-executive Director”	each Director meeting the qualifications of independent non-executive director under the Korean Commercial Code as required by the Designated Stock Exchange and appointed in accordance with these Articles and the laws of Relevant Territories;

“Korea”	the Republic of Korea;

“Largest Shareholder”	a shareholder as described under the paragraph 6 (ga) of the Article 2 of ACGFC

“(being) listed”	for the protection of shareholders or DR holders on the Designated Stock Exchange, if this Articles uses an expression “a share or DR is listed”, or “as long as a share or DR is or being listed” or any analogous, it is construed that such includes the status where shares or DRs shall have been delisted from such Designated Stock Exchange but still kept, booked, quoted, transferred or traded using the same depository system of such Designated Stock Exchange;

“Listing Rules”	the relevant laws, regulations and rules governing the listing of shares on the Designated Stock Exchange, the deposit of the same, the maintenance of the listing status, the disclosure requirements of the Designated Stock Exchange, and any amendment thereto from time to time;

“Major Shareholder”	a shareholder as described under the paragraph 6 (na) of the Article 2 of ACGFC

“month”	calendar month;

“Office”	the registered office of the Company for the time being;

“Ordinance”	means the Companies Ordinance (Chapter 622 of the Laws of Hong Kong) and any subsidiary legislation providing relevant administrative, technical and procedural matters for implementation of the Ordinance, and includes every other ordinance incorporated therewith or substituted therefor; and in the case of any such substitution the references in these Articles to the provisions of the Ordinance shall be read as references to the provisions substituted therefor in the new ordinance;

“ordinary resolution”	ordinary resolution as set out in Article 46;

“paid up”	in relation to a share, includes credited as paid up;

“Published in the Newspaper”	published in a newspaper which is published daily and circulated generally in the Relevant Territory or specified in the manner or in the list of newspapers in accordance with the rules or customary practice of the Designated Stock Exchange;

“Register” or “Register of Members”	the register of members of the Company kept pursuant to the Ordinance and includes any Branch Register;

“Relevant Territory”	Hong Kong, Korea or such other territory as the Board may from time to time decide if the issued shares of the Company are listed or quoted on a stock exchange in such territory;

“reporting documents”	in relation to a particular financial year, includes (a) the financial statements (defined under section 357 of the Ordinance) of the Company for that financial year, (b) the Company’s directors’ report for that financial year, and (c) the auditor’s report on those financial statements;

“Seal”	the common seal of the Company or any official seal that the Company may have as permitted by the Ordinance;

“share”	a share in the capital of the Company;

“Share Administration Service Agent”	an institutional agent which handles administrative tasks concerning shares of the Company, such as recording share transfer, and, while the shares of the Company are listed on the Designated Stock Exchange, no more than one share administration service agent may be appointed in regard to the Designated Stock Exchange’s administration of the shares;

“shareholders” or “members”	the duly registered holders from time to time of the shares in the capital of the Company;

“Specially Related Person”	a person being a such keen relative of a shareholder or having special relation with a shareholder, as described under the Article 3 of the Presidential Decree for ACGFC;

“special resolution”	special resolution as set out in Article 46;

“Statutory Auditor”	the auditor for the time being of the Company elected pursuant to the Ordinance;

“Stock Related Bonds”	has the meaning ascribed to it in Article 9;

“Subsidiary”	a body corporate is a Subsidiary of another body corporate if that body corporate is a holding company (as defined above) of it;

“summary financial report”	has the meaning ascribed to it in Section 357 of the Ordinance; and

“written” or “in writing”	includes cable and telex messages and any mode of reproducing words in a legible and non-transitory form.

(b)	In these Articles, if not inconsistent with the subject or context, words importing the singular number only shall include the plural number and vice versa, words importing any gender shall include all other genders and references to persons shall include corporations (acting, where applicable, by their duly authorised representatives).

(c)	Subject as aforesaid, any words defined in the Ordinance shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.

(d)	The headings and any marginal notes (if any) are inserted for convenience only and shall not affect the construction of these Articles.

(e)	Where any provision of these Articles (except provision for the appointment of a proxy) requires that a communication as between the Company, its Directors or members be effected in writing, the requirement may be satisfied by the electronic communication if the person to whom the communication is given consents to it.

(f)	A reference in these Articles to any statute or provision of a statute includes a reference to any statutory modification or re-enactment of it for the time being in force.

(g)	A reference to any Article by number is to the particular Article of these Articles.

(h)	Any reference to shares of the Company that are listed on the Designated Stock Exchange include the shares of the Company and the stocks or securities representing and deriving interests and benefits from these shares.

SHARES

7.	(a)	Subject to the provisions of the Ordinance or these Articles to the contrary and without prejudice to any special rights, privileges or restrictions for the time being attaching to any issued shares, any new shares may be issued upon such terms and conditions, and with such preferred, deferred or special rights, privileges and such restrictions attached thereto, whether in regard to dividends, voting, repayment or redemption of share capital, or otherwise, as the Company may by ordinary resolution determine.

(b)	Subject to the provisions of the Ordinance or these Articles to the contrary, the Board may exercise a power to offer, allot, grant rights to subscribe for, or to convert any security into, shares of the Company, or otherwise deal with or dispose of new share(s) to such persons, at such times, for such consideration and generally upon such terms and conditions as they shall in their absolute discretion think fit.

(c)	While the shares of the Company are listed on the Designated Stock Exchange, all shares shall be issued only when fully paid and no share may be issued nil-paid or partially-paid except in cases of bonus issue and stock dividend. Furthermore, no share or right may be issued in bearer form.

(d)	For the avoidance of doubt, the shares to be issued by the Company are no-par value shares.

8.	(a)	In regard to each issuance of new shares, all existing members shall be entitled to an offer made pro rata by the Company to the members excluding for that purpose any member whose address is in a place where such offer is not permitted under the law of that place.

(b)	Notwithstanding the foregoing paragraph (a), subject to the provisions of the Ordinance, these Articles and the Listing Rules, and to the extent and amount reasonably necessary to accomplish each applicable purposes, the Board, with the authorization granted by ordinary resolution under Article 7(a) above, shall have the power to determine the number, issue price and class designation of new shares to be issued and the power to issue and allot shares to any third party in the following instances, provided that, in such cases, it shall be limited to cases necessary for the achievement of the company’s operational objectives, such as introduction of new technology, improvement of financial structures, etc.:

(i)	issue new shares to the public for initial public offering;

(ii)	issue new shares to a bank or depository institution for public offering of DRs for the shares of the Company;

(iii)	issue new shares to the public for secondary listing on a stock exchange;

(iv)	offer new shares to the public or engage an underwriter to subscribe for such public offering pursuant to the Listing Rules of the Designated Stock Exchange;

(v)	open offer or rights issue to the members pursuant to the Listing Rules of the Designated Stock Exchange;

(vi)	issue new shares up to 50% of all outstanding shares, to financial institutions or institutional investors in order to raise funds to meet urgent financial need;

(vii)	issue new shares up to 50% of all outstanding shares, to a strategic alliance counterparty in connection with entering into a strategic business alliance for the purpose of developing important business capabilities in advanced technology, research and development, production, marketing or/and finance;

(viii)	capitalisation issue to the members;

(ix)	issue new shares to any third party(ies) pursuant to a special resolution of the members authorizing the same; and

(x)	issue new shares for the consummation of a transaction or in connection with a takeover or merger or division of the Company.

In this paragraph, the number of ‘all outstanding shares’ shall be the actual number of shares calculated immediately after the issuance of the new shares and equal to the sum of (i) the number of existing shares which have been outstanding immediately before the contemplated issuance of new shares, and (ii) the number of new shares to be issued.

When issuing new shares to a third party according to subsection (vi) or (vii) of paragraph (b) above, the number of shares which have already been issued and outstanding pursuant to the same subsection, shall be accounted for cumulatively for the purpose of calculating the applicable threshold amount.

In case of (i) an offer to the existing members on pro rata basis as described in paragraph (a) above, or (ii) an open offer or rights issue to the members pursuant to the Listing Rules of the Designated Stock Exchange as described in subsection (iv) above, the number of shares which the existing members are entitled to subscribe for and the fact that such right of the members shall be expired if not exercised within a certain limited time period, shall be notified to the members in advance. The shares which shall have been offered to members in such way but not subscribed for until the end of the time period as notified, shall be at the disposal of the Board as it may think fit, by way of resolution of the Board.

(c)	Any shares offered but unsubscribed shall be at the disposal of the Board as they shall in their absolute discretion think fit, by way of resolution of the Board.

(d)	Any fractional shares which may arise during the capitalisation issue to the members or stock dividend or any other issuance and allotment of new shares to the existing members, shall be at the disposal of the Board as they shall in their absolute discretion think fit.

(e)	When the Company issues new shares, the share price may not be paid by way of setting-off any claims of the subscriber against the Company or any other right of the subscriber to be paid in money by the Company other than bonds with conversion right.

(f)	When the Company issues new shares, the Company shall designate a bank which shall (i) receive the payment for the subscription money from the subscriber and (ii) be the depository for such subscription money for the new shares until the completion of the issuance of new shares. The Company shall notify subscribers of relevant information about such designated bank prior to the payment of subscription money and shall not change such designation without a separate notice of change prior to the payment of subscription money by the subscribers.

(g)	Subscription of new shares by In-kind contribution

(i)	Subject to the Ordinance and the other provisions of the Articles, the Board may issue and allot shares in consideration of in-kind contribution in lieu of payment of the subscription money.

(ii)	The contributor shall deliver to the Company all necessary documents and evidences which are necessary and sufficient enough for the title of such contribution to be transferred to the Company clear of all encumbrances and restrictions on or before the payment date of the subscription money for the new shares.

(iii)	The Board shall require the contributor to provide the Company with the fair value estimation of such contribution which is made and duly signed by an independent appraiser with prudent public reputation who is duly permitted to act as an appraiser.

(iv)	The Board shall exercise prudent inspection with necessary due diligence on the fairness of such estimation. The Board shall not accept any in-kind contribution (x) if the contributor would not provide such fair value estimation satisfactory to the Board or (y) if the Board has any reasonable doubt with regard to the independence, trustworthiness, reputation, prudence, qualification or competence of the appraiser or (z) if the Board has any reasonable doubt with regard to the fairness of the valuation, adequacy of the valuation method, any underlying assumption, forecasting or any basis for such estimation.

(v)	The failure of Board or the Company to satisfy the requirements of paragraphs (ii) through (iv) above shall constitute the failure of the Board or the Company to satisfy the requirement of the issuance of shares under these Articles, and in such an event, the shareholder(s) shall have the right to seek statutory or equitable remedies through the competent court, which remedies shall include, without limitation, any injunction or specific performance appropriate for the correction of the unfairness or prevention of damage to the shareholders.

(h)	If the Company issues any new share (whether in consideration of cash or in kind, or by way of right issue, exchange, conversion, capitalisation or otherwise) when it has shares listed on the Designated Stock Exchange, for the sole purpose of determining the amount of dividend to be declared in respect of the new share, the new share shall be deemed to be issued on the last day of the financial year immediately preceding the financial year in which the new share is issued. If this paragraph shall conflict with other Articles, this paragraph shall prevail.

9.	Issuance of Stock Related Bonds

(a)	Subject to these Articles, the Board, with the authorization granted by ordinary resolution under Article 7(a) above, shall have the power to issue any stock related bonds with convertible rights, options or warrants which enables the holders to subscribe for or otherwise acquire the shares of the Company (“Stock Related Bonds”).

(b)	The Board shall determine the issuance amount, maturity, yield, interest rate, terms and conditions of the conversion right or the option or warrants enabling subscription or acquisition of the shares of the Company and/or any other necessary terms of such Stock Related Bonds.

(c)	Notwithstanding paragraph (a) above, if the Stock Related Bonds are not offered to the current member of the Company on pro rata basis pursuant to each member’s then shareholding ratio, the Board may issue such Stock Related Bonds only if:

(i)	such Stock Related Bonds are publicly offered pursuant to the relevant rules of the Designated Stock Exchange; or

(ii)	such Stock Related Bonds are issued upon prior sanction of the existing members by a special resolution of the general meeting of the members.

(d)	During the period the shares of the Company are listed on the Designated Stock Exchange, the relevant terms of Stock Related Bonds, including but not limited to the conversion price or any price for the exercise of the option or warrant to subscribe for or otherwise acquire the shares of the Company, shall be in compliance with the Listing Rules.

9-2.	Issuance of Stock Options

(a)	The Company may grant a stock option to (x) Directors, auditors or employees of the Company, and/or (y) Directors, auditors or employees of the relevant corporation as the Company may by special resolution determine~~,~~ where the term “relevant corporation” in this Article 9-2 means:

(i)	such relevant corporation (A) is a foreign corporation, and the Largest Shareholder of such relevant corporation (A) is the Company, which holds not less than thirty percent (30%) of the capital contribution in such relevant corporation (A);

(ii)	such relevant corporation (B) is a foreign corporation, and the Largest Shareholder of such relevant corporation (B) is the corporation (A) falling under subparagraph (i), which holds not less than 30% of the capital contribution in such relevant corporation (B); Such relevant corporation (C) is a foreign corporation, and the Largest Shareholder of such relevant corporation (C) is the corporation (B) falling under subparagraph (ii), which holds not less than thirty percent (30%) of the capital contribution in such relevant corporation (C); or,

(iii)	where the Company is a financial holding company, such relevant corporation (D) is not listed, and such relevant corporation (D) is a Subsidiary or sub-Subsidiary of the Company.

(b)	Notwithstanding the provisions of paragraph (a), no stock options shall be granted to the following persons:

(i)	The Largest Shareholder of the Company and his/her specially related persons;

(ii)	Major Shareholder of the Company and his/her specially related persons.

(c)	The Company may grant an aggregate of stock options within fifthteen percent (15%) of the total number of stocks issued and outstanding, by way of special resolution of general meeting of members of the Company.

(d)	Notwithstanding the Article 9-2(a) the Company may grant an aggregate of stock options to (i) its Directors, auditors or employees, and (ii) the Directors, auditors or employees of the relevant company mentioned in paragraph (a), by adopting the resolutions duly passed by the Board of directors on the matters, provided that the stock option granted is within three percent (3%) (forming part of the fifthteen percent (15%) referred to in Article 9-2(c)) of the total number of stocks issued and outstanding, and provided further that the Company shall obtain the approval of such grant by way of special resolution from the first general meeting of members of the Company convened after the Board resolution for the grant of a stock option.

(e)	The Company may make its own rules and regulation for the implementation of the stock option, subject to the Ordinance, Listing Rules or any applicable laws and regulations, and subject to the approval by members in general meeting.

(f)	Any person who has been granted a stock option of the Company pursuant to Article 9-2 may exercise the stock option only after he/she has served in his/her office for more than two years of the date on which a general meeting of shareholders or the board of directors adopts a resolution to grant such stock option, except for resignation due to the death or other causes not attributable to the individual.

(g)	The Company may cancel the right to stock options by a Board resolutions in the following:

(i)	Any person who has been granted a stock option has resigned or stepped down from office at his/her will;

(ii)	Any person who has been granted a stock option has intentionally or by negligence incurred material damaged to the Company;

(iii)	Right to stock option cannot be exercised due to bankruptcy of the Company;

(iv)	Other cause to cancel the stock option pursuant to the agreed stock option agreement.

(h)	Transfer of the right to stock options is permitted, subject to other provisions of Article 9-2.

9-3	Issuance of shares under General Mandate

(a)	Subject to the Ordinance, other provisions of the Articles, listing rules of Designated Stock Exchange and other applicable laws and regulations, the Board is authorized to exercise a power to issue and allot shares during the Relevant Period (as defined below) provided that the members of the Company approve such authorization in advance by ordinary resolution.

(b)	For the purposes of Article 9-3(a) above, “Relevant Period” means the period from the passing of the underlying resolution until whichever is the earliest of:

(i)	the expiration of 12 calendar months;

(ii)	the conclusion of the next annual general meeting of the Company;

(iii)	the expiration of the period within which the next annual general meeting of the Company is required by the Articles or any applicable laws to be held;

(iv)	the date on which the authority set out in the underlying resolution is revoked or varied by an ordinary resolution.

10.	Subject to the provisions of these Articles and the law, no person shall be recognized by the Company as holding any share upon any trust and the Company shall not, except as required by law or court order, be bound by or required in any way to recognise any contingent, future, partial or equitable interest in any share or in any fractional part of a share, or any other right in respect of any share, or any other claim to or in respect of any such share on the part of any person (even when having notice thereof) except an absolute right to the entirety thereof in the registered holder.

11.	The Company may in connection with the issue of any shares exercise all powers of paying interest out of capital and of paying commission and brokerage conferred or permitted by the Ordinance.

12.	No person shall be treated as a member until his name shall have been entered into the Register of Members.

REGISTER OF MEMBERS

13.	(a)	The Board shall cause to be kept in one or more books a Register of Members at such place as the Board shall appoint and shall enter therein the following particulars:

(i)	the name and address of each member, the number, and (where appropriate) the class of shares held by such member and the amount paid or agreed to be considered as paid on such shares;

(ii)	the date on which each person was entered in the Register of Members; and

(iii)	the date on which any person ceased to be a member.

(b)	For so long as any of the shares of the Company are listed on the Designated Stock Exchange, the Branch Register in the Relevant Territory at which the Designated Stock Exchange is located shall be kept in the form with the particulars, pursuant to the general practice of the Depository and the Listing Rules, provided that the Branch Register shall contain the information set out in Article 13(a) and may be kept in the language most commonly used in the Relevant Territory at which the Designated Stock Exchange is located.

(c)	For so long as any of the share of the Company is listed on the Designated Stock Exchange, any member may inspect, at any time during business hours, the Register of Members, provided, however, that the Company may refuse such member’s inspection request if the Company considers the purpose of the inspection cannot be reasonably justified.

JOINT HOLDERS OF SHARES

14.	Where two or more persons are registered as the holders of any share they shall, in the absence of contrary evidence provided to the Company be deemed to by the Company hold the same as joint tenants with benefit of survivorship, subject to the following provisions:

(a)	the Company shall not be bound to register more than three (3) persons as the holders of any shares except in the case of the legal personal representatives of a deceased member;

(b)	the joint holders of any shares shall be liable severally as well as jointly in respect of all payments which ought to be made in respect of such shares;

(c)	on the death of any one of such joint holders the survivor or survivors shall be the only person or persons recognized by the Company as having any title to such shares, but the Board is entitled to require such evidence of death as they may deem fit;

(d)	any one of such joint holders may give effectual receipts for any dividend, bonus or return of capital payable to such joint holders; and

(e)	the Company shall be at liberty to treat the person whose name stands in the Register as the first one of the joint holders of any shares as solely entitled to the delivery of the certificate relating to such shares, or to receive notices from the Company, or to attend or vote at general meetings of the Company, and any notice given to such person shall be deemed sufficient notice to all the joint holders; but any one of such joint holders may be appointed the proxy of the persons entitled to vote on behalf of such joint holders, and as such proxy to attend and vote at general meetings of the Company, but if more than one of such joint holders be present at any meeting personally or by proxy then the one so present whose name stands first in the Register in respect of such shares shall alone be entitled to vote in respect thereof, unless all the joint holders shall agree otherwise and inform the Company accordingly.

14-2.	<Intentionally omitted>

SHARE CERTIFICATES

15.	Every person whose name is entered as a member in the Register shall be entitled without payment to receive, within the relevant time limit as prescribed in the Ordinance determines from time to time, after allotment or lodgement of an instrument of transfer duly stamped, or within such other period as the conditions of issue shall provide, one certificate for all his shares of any particular class, or several certificates, each for one or more of his shares, upon payment of such sum, not exceeding five Hong Kong dollars (HK$5) (or such other sum as the Board may determine) for every certificate after the first, provided that, in the event of a member transferring part of the shares represented by a certificate in his name, a new certificate in respect of the balance thereof shall be issued in his name without payment.

15-2.	<Intentionally omitted>

16.	During the period the shares of the Company are listed on the Designated Stock Exchange and such Designated Stock Exchange is the Korea Exchange, the Company shall Electronically Register the shares listed on the Korea Exchange in the Electronic Registration Book of the Electronic Registration Institution.

17.	(a)	If any share certificate shall be worn out, defaced, destroyed, lost or stolen, it may be replaced or renewed provided that the Company shall first receive such evidence being produced and a letter of indemnity (if required) being given by the member, the transferee, the person entitled, or the purchaser (who is/are interested in the share certificate in question) as the Board shall reasonably require, and in the case of wearing out or defacement of a share certificate, on delivery of the old certificate, and payment of five Hong Kong dollars (HK$5). In the case of destruction, loss or theft, the person to whom such replacement certificate to be given shall also bear the loss and pay to the Company all expenses incidental to the investigations by the Company of the evidence of such destruction, loss or theft.

(b)	The old share certificate shall be returned to the Company in the event a person requests replacement or renewal of a share certificate for the reason of damage to said certificate.

(c)	<Intentionally omitted>

18.	A member may notify the Company of his intention not to keep any share certificate.

19.	All issue price of shares shall be paid in full upon issuance to the members.

TRANSFER OF SHARES

20.	The instrument of transfer of any shares in the Company shall be in any form acceptable to the Board. The instrument of transfer of any share shall be executed by or on behalf of the transferor and by or on behalf of the transferee. While the shares are listed on, the foregoing shall not be applicable, and share transfer shall take effect if shares are transferred in accordance with the usual practice of the Designated Stock Exchange. For the avoidance of doubt, if the Designated Stock Exchange is the Korea Exchange, the transfer between accounts is Electronically Registered shall be the only effective method for the transfer of shares recognized by the relevant laws of the Relevant Territory, and such transfer between accounts being Electronically Registered after making an application to Electronically Register the transfer between accounts may be made by way of transfer of shares between the securities accounts of the transferor and the transferee. The transferor shall remain the holder of the shares concerned until the name of the transferee is entered in the Register in respect thereof.

21.	<Intentionally omitted>

TRANSMISSION OF SHARES

22.	In the event of inheritance or transfer of title to the shares of the Company in consequence of the death, bankruptcy or winding-up of any member or otherwise by operation of law or by court order, the propriety of each said inheritance or transfer shall be determined pursuant to the applicable laws of the territory having lawful jurisdiction thereover.

INCREASE OF CAPITAL

23.	Subject to any direction to the contrary furnished by an ordinary resolution of a general meeting or except as permitted under the Listing Rules and the Ordinance, all new shares shall, before issue, be offered to such persons who as at the date of the offer are entitled to receive notices from the Company of general meetings in proportion, as far as the circumstances admit, to the number of the existing shares to which they are entitled. The offer shall be made by notice specifying the number of shares offered, and limiting a time within which the offer, if not accepted, will be deemed to be declined, and after the expiration of that time, or on the receipt of an intimation from the person to whom the offer is made that he declines to accept the shares offered, the Board may dispose of those shares in such manner as they think most beneficial to the Company, subject to any applicable laws and Listing Rules. The Board may likewise so dispose of any new shares which (by reason of the ratio which the new shares bear to shares held by persons entitled to an offer of new shares) cannot, in the opinion of the Board, be conveniently offered under this Article.

24.	Subject to any direction or determination that may be given or made in accordance with the powers contained in these Articles, all new shares created pursuant to Article 23 shall be subject to the same provisions herein contained with reference to the payment of calls, transfer, transmission, forfeiture, lien and otherwise as the existing shares of the Company.

ALTERATIONS OF SHARE CAPITAL

25.	The Company may in a general meeting and by ordinary resolution:

(a)	increase its share capital by allotting and issuing new shares in accordance with the Ordinance;

(b)	increase its share capital without allotting and issuing new shares, if the funds or other assets for the increase are provided by the members;

(c)	capitalize its profits, with or without allotting and issuing new shares;

(d)	allot and issue bonus shares with or without increasing its share capital;

(e)	cancel shares –

(i)	that, at the date the resolution for cancellation is passed, have not been taken or agreed to be taken by any person; or

(ii)	that have been forfeited.

(f)	divide its shares into several classes and attach thereto respectively any preferential, deferred, qualified or special rights, privileges or conditions, provided always that where the Company issues shares which do not carry voting rights, the words “non-voting” shall appear in the designation of such shares and where the equity capital includes shares with different voting rights, the designation of each class of shares, other than those with the most favourable voting rights, must include the words “restricted voting” or “limiting voting” or any other wording with similar meanings.

26.	Subject to the Listing Rules and the Ordinance, the Company may by special resolution reduce its share capital.

27.	Where any difficulty arises in regard to any consolidation and division under Article 25, the Board may settle the same as they think expedient and in particular may arrange for the sale of the shares representing fractions and the distribution of the net proceeds of sale in due proportion amongst the members who would have been entitled to the fractions, and for this purpose the Board may authorise any person to transfer the shares representing fractions to the purchaser thereof, who shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

PURCHASE OF OWN SHARES AND FINANCIAL ASSISTANCE FOR PURCHASE BY OTHERS

28.	The Company may purchase or otherwise buy back any of its issued shares or any securities which carry a right to subscribe or purchase its own shares or give, directly or indirectly, by means of a loan, guarantee, the provision of security or otherwise, financial assistance for the purpose of or in connection with a purchase or other buy-back made or to be made by any person of shares in the Company, on such terms and in such manner as the Company may from time to time think fit and in the manner prescribed by the Ordinance and the Listing Rules. For the purpose of this Article, “shares” includes shares, warrants and any other securities convertible into shares or with attaching rights to subscribe for shares in the Company.

MODIFICATION OF RIGHTS

29.	(a)	All or any of the special rights attached to any class of shares for the time being in issue may, at any time, other than the ordinary shares, as well before as during liquidation, be altered or abrogated with the sanction of a special resolution passed at a separate general meeting of the holders of shares of the class. The rights attached to the ordinary shares (unless otherwise provided by the terms of issue of the ordinary shares) may, whether or not the Company is being wound-up, only be varied with the sanction of a resolution passed by all the holders of ordinary shares at a separate general meeting of the holders of the ordinary shares. All the provisions contained in these Articles relating to general meetings shall mutatis mutandis apply to every such meeting, but so that the quorum thereof shall not be less than one or more persons holding or representing by proxy one-third of the total voting rights of holders of shares in the class ( for an adjourned meeting, it shall have the same quorum requirement), and that any holder of shares of the class present in person or by proxy may demand a poll.

(b)	Notwithstanding any provision to the contrary, if any, in these Articles, the Company shall not create or issue any shares or class or series of shares carrying enhanced, multiple or other voting rights, in excess of the right to one vote per share.

30.	The provisions of the paragraph (a) of foregoing Article shall apply to the variation or abrogation of the special rights attached to some only of the shares of any class, other than the ordinary shares, as if each group of shares of the class differently treated formed a separate class the rights whereof are to be varied.

31.	The repayment of preference capital other than redeemable preference capital, or any alteration of preference shareholders’ rights, may only be made pursuant to a special resolution of the preference shareholders concerned, provided always that where the necessary majority for such a special resolution is not obtained at the meeting, consent in writing if obtained from the holders of three quarters of the preferences shares concerned within two (2) months of the meeting, shall be as valid and effectual as a special resolution carried at the meeting.

32.	The special rights conferred upon the holders of any shares or class of shares shall not, unless otherwise expressly provided in the rights attaching to or the terms of issue of such shares, be deemed to be altered by the creation or issue of further shares ranking pari passu therewith.

GENERAL MEETINGS

33.	Subject to sections 611, 612 and 613 of the Ordinance, the Company shall hold a general meeting as its Annual General Meeting in respect of every financial year of the Company within 4 months after the end of its accounting reference period by reference to which the financial year is to be determined in accordance with section 610 of the Ordinance. Without prejudice and subject to any applicable laws, during the period the shares of the Company are listed on the Designated Stock Exchange, general meetings may be held in the region or country where the shares are listed or (in case of more than one region/country of listing of the shares) in the region or country of primary listing of the shares.

34.	The Board may, whenever they think fit, convene an Extraordinary General Meeting . Without prejudice to the Ordinance, Extraordinary General Meeting shall also be convened (i) on the requisition of (x) one or more members holding, at the date of deposit of the requisition, not less than 3% (or any lower percentage as specified under applicable laws or the Listing Rules) of the paid up capital of the Company having the right of voting at general meetings, or (y) while the shares of the Company are listed on the Designated Stock Exchange, one or more members having been holding, from at least 6 months prior to the date of deposit of the requisition, not less than 1.5% (or any lower percentage as specified under applicable laws or the Listing Rules) of the paid up capital of the Company having the right of voting at general meetings; (ii) on the demand by Audit Committee with a statement containing purpose and reason (within the realm of his/her office as Audit Committee) for holding such meeting; or (iii) by the order of court of competent jurisdiction. The requisition or demand made by members or Audit Committee, as the case may be, shall be made in writing to the Board or the Company Secretary, stating the general nature of the business to be dealt with at the meeting, and so far as the members’ requisition is concerned, the request must be authenticated by the person(s) making it, and may include the text of a resolution that is intended to be moved at the meeting. Such meeting shall be held within two months after the deposit of such requisition. If within twenty one (21) days of such deposit of requisition or demand, the Board fail to proceed to convene such meeting at all, or scheduled to be held with twenty eight (28) days from the date of such deposit, the requisitionist(s) himself (themselves, or any of them representing more than one half of the total voting rights of all of them) or the Audit Committee, as the case may be, may do so in the same manner, and all the reasonable expenses incurred by the requisitionist(s) or the Audit Committee, as the case may be, as a result of the failure of the Board shall be reimbursed to the requisitionist(s) or Audit Committee, as the case may be, by the Company. If the requisition received by the Company identify a resolution that may properly be moved and is intended to be moved at the meeting, the notice of the meeting must include the notice of the resolution.

NOTICE OF GENERAL MEETINGS

35.	Subject to the Ordinance, an Annual General Meeting shall be called by not less than three (3) weeks (means twenty-one (21) clear days) prior notice in writing, and any other general meeting shall be called by not less than two (2) weeks (fourteen (14) clear days) prior notice in writing.

36.	The notice convening a general meeting shall specify the place, the date and the time of the meeting and the business to be transacted, together with such contents stating the agenda and nature of business to be resolved and in case of election of Director, Statutory Auditor or Audit Committee, the profile and personnel information on such candidate and, in the case of special business, a statement regarding the effect of any proposed restrictions in respect of such business. Subject to Article 38(a), the notice shall be sent by mail or some other communication means as allowed under the Listing Rules without prejudice and subject to the Ordinance. The notice convening an Annual General Meeting shall specify the meeting as such, and the notice convening a meeting to pass a special resolution shall specify the intention to propose the resolution as a special resolution. There shall appear on every such notice with reasonable prominence a statement that a member entitled to attend and vote is entitled to appoint one or more proxies to attend and vote instead of him and that a proxy need not be a member of the Company.

37.	Notwithstanding that a meeting of the Company is called by shorter notice than that specified in these Articles or required by the Ordinance, it shall be deemed to have been duly called if it is so agreed by all the members entitled to attend and vote thereat.

38.	(a)	Subject to Ordinance, during the period the shares of the Company are listed on the Designated Stock Exchange, for members holding one percent (1%) or less of the total voting rights at general meetings, the Company may advertise twice or more in two appointed newspapers or may make public disclosures on electronic disclosure systems operated by the competent financial supervisory authority in the region or country where the shares are listed or the Designated Stock Exchange in accordance with the requirements of any Designated Stock Exchange to that effect of its intention to convene such a meeting and the list of agenda to be dealt with at the meeting, in lieu of giving such notice in the manner mentioned in Article 36 above.

(b)	Any notice required to be given to a member shall, with respect to any shares held jointly by two or more persons, be given to whichever of such persons is named first in the Register of Members and notice so given shall be sufficient notice to all the holders of such shares.

(c)	Subject to the Ordinance, during the period the shares of the Company are listed on the Designated Stock Exchange, any member(s) who holds three percent (3%) or more of the total voting rights at general meetings or has continued to hold for more than six months 0.5% or more of the total voting rights at general meetings (the “Requesting Member”), may make a proposal to the Board in writing or by an electronic document that certain matters shall be raised as agenda items for a general meeting (the “Member’s Proposal”), which shall be received by the Company at least six weeks prior to the date set for the general meeting. The Member’s Proposal, shall, if considered legal, include a request that the Directors shall enter or record a summary of the Member’s Proposal to be shown with the agenda for the meeting. The Board shall, subject to the timing arrangements and the logistics of the general meeting, accept the Member’s Proposal as an agenda item of a general meeting, except where the contents of Member’s Proposal is in violation of the Ordinance, the Listing Rules, any other applicable laws and regulations, or these Articles, provided that the Requesting Member shall be given an opportunity to be heard why he/she considers that the Member’s Proposal is not in violation.

39.	(a)	The accidental omission to give notice of a meeting or (in cases where instruments of proxy are sent out with the notice) the accidental omission to send such instrument of proxy to, or the non-receipt of notice of a meeting or such instrument of proxy by, any person entitled to receive such notice shall not invalidate the proceedings at that meeting.

(b)	Any notice shall be deemed to have been served at the time when the same would be delivered in the ordinary course of transmission and, in proving such service, it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted, and the time when it was posted, delivered to the courier or to the cable company or transmitted by telex, facsimile, electronic mail or other method as the case may be. During the period the shares of the Company are listed on the Designated Stock Exchange, any notice given by Depository shall be deemed to have been served at the time when the same is sent.

PROCEEDINGS AT GENERAL MEETINGS

40.	All business shall be deemed special that is transacted at an Extraordinary General Meeting, and all business shall also be deemed special at any Annual General Meeting with the exception of:

(a)	the consideration and adoption of accounts, approval on balance sheet, income statements (profit and loss account), surplus appropriation statement and the reports of the Directors, Statutory Auditor and Audit Committee and other documents required to be annexed to the accounts;

(b)	the declaration and sanction of dividends;

(c)	the election of Directors in the place of those retiring;

(d)	the appointment of the Statutory Auditor and Audit Committee of the Company; and

(e)	the fixing of the remuneration of the Director, Statutory Auditor or Audit Committee.

41.	No business other than the election of a Chairman of the meeting shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business. One or more members holding or representing by proxy not less than one-third of the total voting rights of holders of shares in the class shall be a quorum for all purposes.

42.	If, within thirty (30) minutes from the time appointed for the meeting a quorum be not present, the meeting shall be dissolved.

43.	The Chairman (if any) of the Board or, in his absence, a Deputy Chairman (if any) shall preside as Chairman at every general meeting. If there is no such Chairman or Deputy Chairman, or if at any meeting neither the Chairman nor a Deputy Chairman is present within fifteen (15) minutes after the time appointed for holding the meeting, or if neither of them is willing to act as Chairman, the Directors present shall choose one of their number to act, or if one Director only is present he shall preside as Chairman if willing to act. If no Director is present, or if each of the Directors present declines to act as Chairman, the persons present and entitled to vote shall elect one of their number to be Chairman of the meeting.

44.	The Chairman of any general meeting at which a quorum is present may, with the consent of the meeting by the ordinary resolution of the members, and shall, if so directed by the meeting, adjourn the meeting from time to time and from place to place or sine die; but no business shall be transacted at any adjourned meeting other than business which might have been transacted at the meeting from which the adjournment took place unless due notice thereof is given or such notice is waived in the manner prescribed by these Articles. When a meeting is adjourned, a fresh notice of the adjourned meeting shall be given as in the case of an original meeting. Where a meeting is adjourned sine die, the time and place for the adjourned meeting shall be fixed by the Directors.

45.	Any one or more members may participate in any general meeting by means of a telephone or video conference or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participating by such means shall constitute presence in person at a general meeting. Such meeting shall be deemed to have occurred at the place where a majority of the members are present or, if none, where the Chairman of the general meeting is present.

ORDINARY, SPECIAL AND EXTRAORDINARY SPECIAL RESOLUTIONS

46.	Any business is duly passed in general meeting or class meeting of the Company as

(a)	ordinary resolution when the number of votes in favour of the resolution is the simple majority of the total number of the votes presenting, provided that such votes in favour of the resolution shall be representing at least one quarter of the total voting rights of the Company;

(b)	special resolution when the number of votes in favour of the resolution is at least three quarters of the total number of votes presenting, provided that such votes in favour of the resolution should be representing at least one third of the total voting rights of the Company; and

(c)	extraordinary special resolution when the number of votes in favour of the resolution is at least three quarters of the total number of votes presenting, provided that such votes in favour of the resolution should be representing at least two thirds of the total voting rights of the Company. And it is further provided that any resolution duly passed in general meeting or class meeting of the Company does not restrict or prejudice the member’s rights as specified under Article 107-2.

47.	Without prejudice to the Ordinance, the Listing Rules, any other applicable laws and regulations and Article 81(b) of these Articles, the Company shall approve the following businesses by special resolution:-

(a)	alteration of any Article (save and except those Articles or sub-Articles, the alteration of which are specifically provided in these Articles as requiring for the approval only by way of extraordinary special resolution);

(b)	change of the name of the Company;

(c)	(in case the Company being a private company and the shares are not listed on any stock exchange) provision of financial assistance for acquisition of the shares;

(d)	(in case the Company is not a private company and its shares are listed on a stock exchange) purchase its own shares (other than the purchase by general offer or purchase on the market operated by the Designated Stock Exchange pursuant to the Listing Rules);

(e)	arrangement of share swap or share transfer with another company or shareholders of such company, which causes a comprehensive change of the shareholding structure of Company or the approval of any contract for such arrangement;

(f)	arrangement for division or spin–off or split-off of any part of the Company, Company’s business or Company’s assets and/or debts;

(g)	arrangement with other company or any shareholder thereof, which shall cause a comprehensive change of the shareholding structure of the Company such as consolidation or merger by which (i) the legal entity of the relevant companies shall be consolidated into one company or (ii) the legal entity of the Company shall be terminated and the shareholders of the Company shall be the shareholder of other company or the approval of any contract for such arrangement;

(h)	winding up of the Company by court of competent jurisdiction;

(i)	winding up of the Company voluntarily under section 228(1)(b) of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32);

(j)	authorisation of the liquidator to accept shares of other company or corporation as consideration for the sale of the Company’s property in a voluntary winding up;

(k)	cancellation of existing shares with profit;

(l)	in relation to the subsidiaries of the Company, any action of the Company or the Board which causes the change of the articles, company form, reduction of share capital, disposal, liquidation or winding-up of the Subsidiary, issuance and allotment of new shares to any third party other than existing shareholders or which procures any merger of the Subsidiary with another company or which causes any split or spin-off (spin–up) of the Subsidiary or any arrangement of share swap or share transfer, as described in the item (e) above, which may cause a comprehensive change of the shareholding structure of the Subsidiary or which causes the issuance of the shares or share-related securities of the Subsidiary to any third party other than its existing shareholders;

(m)	entrustment of the management conduct of the Company to people other than the Board;

(n)	disposal or transfer of the whole or any material part of the assets of the Company or of any Subsidiary of the Company to other person;

(o)	(i) transfer of the whole or any material part of the business of the Company or any Subsidiary of the Company, to another person, or (ii) acquisition of the whole of the business of another person, by the Company or any Subsidiary of the Company, or (iii) acquisition of any part of the business of any person, by the Company or the Subsidiary of the Company, which may have a material effect on the business of the Company or such Subsidiary;

(p)	acquisition of shares of other company which are no less than 50% of aggregate shares of such company;

(q)	convert all or any of its shares into a larger or smaller number of shares;

(r)	the decision of granting of stock options, pursuant to Article 9-2 in these Articles;

(s)	any reduction of capital of the Company; or

(t)	disposal or transfer of any share of the Subsidiary of the Company.

and the above list is not an exhaustive list for businesses that the Company shall approve by special resolution before proceeding.

Without prejudice to the Ordinance, the Listing Rules, any other applicable laws and regulations, the Company shall approve the following businesses by extraordinary special resolution:

(1)	any action of the Company or the Board in relation to the disposal of shares of Subsidiary held by the Company which may cause the Company to lose control of its Subsidiary; or

(2)	transfer or disposal of the whole or any material part of the business of any Subsidiary of the Company, to another person which may cause the cessation of actual business of such Subsidiary.

Provided that any alteration of the above sub-Articles (1) and (2) is void and ineffective unless the alteration is also approved by way of extraordinary special resolution.

VOTING

48.	(a)	At any general meeting, a resolution put to the vote of the meeting shall be decided on a show of hands unless (before or on the declaration of the result of the show of hands or on the withdrawal of any other demand for a poll) a poll is demanded by:

(i)	the Chairman of the meeting; or

(ii)	at least two (2) members present in person or by proxy and entitled to vote at the meeting; or

(iii)	any member or members present in person or by proxy and representing in the aggregate not less than 5% of the total voting rights of all members having the right to attend and vote at the meeting; or

(iv)	where the Depository is a member, by one or more proxies representing the Depository.

(b)	Unless a poll is so demanded and the demand is not withdrawn, a declaration by the Chairman that a resolution has, on a show of hands, been carried unanimously or by a particular majority or lost shall be final and conclusive, and an entry to that effect in the Minute Book of the Company shall be conclusive evidence of the fact without proof of the number of the votes recorded for or against such resolution.

49.	[Deleted].

50.	A demand for a poll may be withdrawn only with the approval of the Chairman of the meeting. If a poll be directed or demanded in the manner above mentioned it shall (subject to the provisions of Article 52) be taken at such time (being not later than seven days after the date of the demand) and in such manner as the Chairman of the meeting may appoint. No notice need be given of a poll not taken immediately. The result of such poll shall be deemed for all purposes to be the resolution of the meeting at which the poll was so directed or demanded.

51.	In the case of an equality of votes at any general meeting, whether upon a show of hands or on a poll, the resolution shall be regarded to be not adopted or approved.

52.	A poll demanded upon the election of a Chairman or upon a question of adjournment shall be taken forthwith. Any business, other than that upon which a poll has been demanded, may proceed pending the taking of the poll.

53.	(a)	No objection shall be made to the validity of any vote except at a meeting or poll at which such vote shall be tendered and every vote whether given personally or by proxy not disallowed at such meeting or poll shall be deemed valid for all purposes whatsoever of such meeting or poll.

(b)	In case of any dispute as to voting the Chairman shall determine the same, and such determination shall be final and conclusive.

54.	Subject to the provisions of the Ordinance, a resolution in writing signed by all the members for the time being entitled to receive notice of and to attend and vote at general meetings shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held. A written notice of confirmation of such resolution in writing sent by or on behalf of a member shall be deemed to be his signature to such resolution in writing for the purposes of this Article. Such resolution in writing may consist of several documents each signed by or on behalf of one or more members. Provided, however, the method of adopting a resolution by way of a written resolution passed by the unanimous consent of all members entitled to vote shall not be available after the final approval of listing by the Designated Stock Exchange.

54-2.	If the Company has issued different classes of shares and a certain class of shareholders is to be prejudiced by any action of the Company or the Board which includes without limitation any amendment to the articles of incorporation, share swap or share transfer, merger or consolidation and split or spin-off (spin-up), a special resolution adopted by a general meeting of such specific class of shareholders shall be required for effecting such action in addition to that of a general meeting of shareholders. To the general meeting of such specific class of shareholders, all the provisions of these Article relating to general meetings of the Company shall, mutatis mutandis, apply.

VOTES OF MEMBERS

55.	Each member who is a holder of ordinary shares in the capital of the Company shall be entitled to be present at any general meeting. Subject to and without prejudice to any special rights, privileges or restrictions as to voting for the time being attached to any class or classes of shares, every member who is a holder of ordinary shares in the capital of the Company present in person or by proxy or by attorney at any general meeting shall be entitled, on a show of hands, to one vote only and, on a poll, to one vote for every fully paid-up share of which he is the holder.

55-2	Notwithstanding any provision in these Articles, during the period the shares of the Company are listed on the Designated Stock Exchange, and, for any decision at any general meeting regarding the appointment and/or change of the members of the Audit Committee of the Company, any member who at the material time holds three percent (3%) or more (the “Three Percent (3%) Regulation”) of the paid-up share capital of the Company agree that their shares will only count, on a poll, votes equivalent to, but no more than, three percent (3%) of the paid-up share capital of the Company, and any member who at the material time holds less than three percent (3%) shall be entitled, on a poll, to such votes equivalent to his/her actual number(s) of the fully paid-up share capital of the Company. The maximum allocation of Three Percent (3%) Regulation shall apply irrespective of whether or not the votes are in support of the members of the Audit Committee appointment, the decision on which shall be by ordinary resolution by reference to the total numbers of all the votes presenting at the meeting, subject to the adjustment of the votes as affected by the Three Percent (3%) Regulation, provided, however, that if the members of the Company are permitted to exercise their voting rights by electronic means pursuant to Article 368-4, Paragraph (1) of the Korean Commercial Code, a resolution for the appointment and/or change of the members of the Audit Committee may be adopted by majority of affirmative votes of the members present at the relevant general meeting. The allocation of Three Percent (3%) Regulation may from time to time be modified under the applicable laws or the Listing Rules.

56.	No member shall have the right to vote at any general meeting or at any separate meeting of the holders of any class of shares, either in person or by representative or proxy, in respect of any share held by him unless all amounts presently payable by him in respect of that share have been paid.

57.	On a poll, votes may be given either personally or by proxy and a member entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way. In the case that a voter does not use all his votes or cast all the votes he has in the same way, such a voter is required to notify the Company of the fact and the reasons for it in writing or in electronic documents three (3) days prior to the date of the meeting of shareholders.

58.	(a)	In the case of joint holders of a share, any one of such person may vote, and be reckoned in quorum at any general meeting, either personally or by proxy or by attorney at any general meeting, but if more than one of such joint holders is so present at any meeting, then the person present whose name stands first in the Register of Members in respect of the share shall alone be entitled to vote in respect thereof.

(b)	During the period the shares of the Company are listed on the Designated Stock Exchange, only the sole person whose name is listed in the Register of Members may alone vote if only one holder shall be listed in the Register of Members as a holder of a share under the Listing Rules, Electronic Registration Book system or customary practices of the Relevant Territory.

59.	(a)	Where any member is required to abstain from voting on any particular resolution or restricted to voting only for or only against any particular resolution, any votes cast by or on behalf of such member in contravention of such requirement or restriction shall not be counted.

(b)	Without prejudice to the generality of Article 59(a), any member and his/her close associate(s) are required to abstain from voting at the general meeting on the relevant resolution(s) if such a member or his/her close associates has, directly or indirectly, a material interest in the transaction. The close associate referred to in this Article 59(b) shall have its meaning and scope interpreted as guided as much as possible by the Ordinance or the Listing Rules, and may include:

(i)	The spouse and lineal ascendants or descendants of the member;

(ii)	Lineal ascendants or descendants of the spouse of the member;

(iii)	A company in which a half or more of the total number of issued and outstanding shares with voting rights is held by the member or a person falling under any of subparagraphs (i) through (ii), solely or jointly with others, or its Subsidiary company; or

(iv)	A company in which a half or more of the total number of issued and outstanding shares with voting rights is held by the member or a person falling under any of subparagraphs (i) through (ii), together with a company falling under subparagraph (iii).

60.	A member of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, curator bonis or other person in the nature of a committee or curator bonis appointed by that court, and any such committee, curator bonis or other person may, on a poll, vote by proxy. If any member be a minor, he may vote by his guardian or one of his guardians who may give their votes personally or by proxy.

61.	No objection shall be raised to the qualification of any voter or to the counting of, or failure to count, any vote, except at the meeting or adjourned meeting at which the vote objected to is tendered. Subject to any objection made in due time, every vote counted and not disallowed at the meeting shall be valid and every vote disallowed or not counted shall be invalid. Any objection made in due time shall be referred to the Chairman whose decision shall be final and conclusive.

PROXIES

62.	Any member entitled to attend and vote at a meeting of the Company shall be entitled to appoint not more than two (2) proxies to attend and vote instead of him at the same general meeting.

63.	In any case where an instrument of proxy appoints more than one proxy, the proportion of the shareholding concerned to be represented by each proxy shall be specified in the instrument of proxy.

64.	(a)	A proxy need not be a member of the Company;

(b)	An instrument appointing a proxy shall be in writing in any usual or common form (including any form approved from time to time by the Depository) or in any other form which the Board may accept, and shall be deemed, subject to the proviso hereinafter contained, to confer authority upon the proxy to vote on any resolution (or amendment thereto) put to the meeting and to speak at the meeting, for which it is given as the proxy thinks fit;

Provided that any form issued to a member for use by him for appointing a proxy to attend and vote at a General Meeting (including Annual General Meeting and other General Meeting) at which special business is to be transacted shall be such as to enable the member according to his intention to instruct the proxy to vote in favour of or against (or, in default of instructions, to exercise his discretion in respect of) each resolution dealing with any such special business.

65.	The instrument of proxy shall be signed or, in the case of a transmission by electronic mail, electronically signed in a manner acceptable to the chairman and (where such proxy has been delivered to the Depositary electronically) the Depository, by the appointor or by the appointor’s attorney duly authorised in writing, or if the appointor is a corporation, either under its seal or signed or, in the case of a transmission by electronic mail, electronically signed in a manner acceptable to the chairman and the Depository, by a duly authorised officer or attorney.

66.	The instrument appointing a proxy and the power of attorney or other authority (if any) under which it is signed, or a notarial certified copy of such power or authority, shall be deposited at the Office or such other place as may be approved by the Board at least forty-eight (48) hours before the time fixed for holding the meeting or adjourned meeting at which the person named in such instrument proposes to attend and vote or, in the case of a poll taken more than 48 hours after it was demanded, at least twenty-four (24) hours before the time appointed for the taking of the poll; otherwise the person so named shall not be entitled to vote at that meeting (or as the case may be) except with the approval of the Chairman of the meeting. No instrument appointing a proxy shall be valid except for the meeting mentioned therein and any adjournment thereof. Deposit of an instrument of proxy shall not preclude a member from attending and voting at the meeting or at any adjournment of it.

67.	Any member may by power of attorney appoint any person to be his attorney for the purpose of attending and voting at any meeting, and such power may be a special power limited to any particular meeting or a general power extending to all meetings at which such member is entitled to vote. Every such power shall be deposited at the Office or such other place as may be approved by the Board at least forty-eight (48) hours before the time fixed for holding the meeting or the time appointed for taking of a poll at which such attorney proposes to attend and vote or, in the case of a poll (taken more than 48 hours after it was demanded), at least twenty-four (24) hours before the time appointed for the taking of the poll; otherwise the attorney shall not be entitled to vote at that meeting (or as the case may be) except with the approval of the Chairman of the meeting.

68.	(a)	An instrument of proxy may be revoked by forwarding to the Office or such other place as may be approved by the Board written notification of such revocation signed by or on behalf of the person who issued or authorised the issue of the instrument of proxy.

(b)	A vote given in accordance with the terms of an instrument of proxy or power of attorney shall be valid notwithstanding the previous death or insanity of the principal, or revocation of the proxy or power of attorney, or transfer of the shares in respect of which the vote is given, provided no intimation in writing of the death, insanity, revocation or transfer shall have been received at the Office or such other place as may be approved by the Board twenty-four (24) hours at least before the time fixed for holding the meeting, or adjourned meeting, or the taking of the poll, at which the instrument of proxy is used.

69.	A vote given or poll demanded by proxy or by the duly authorised representative of a corporation shall be valid notwithstanding the previous determination of the authority of the person voting or demanding a poll, unless notice of revocation was received by the Company at the Office, or at such other place at which the instrument of proxy was duly deposited, before the commencement of the meeting or adjourned meeting at which the vote is given or the poll demanded or (in the case of a poll not taken on the same day as the meeting or adjourned meeting) the time appointed for taking the poll.

70.	No instrument appointing a proxy shall be valid after the expiration of twelve (12) months from the date stated on it as the date of execution, except at an adjourned meeting or on a poll demanded at a meeting or adjourned meeting in cases where the meeting was originally held within twelve (12) months from such date.

71.	The Board may, at the Company’s expense, send instruments of proxy to the members by post or otherwise (with or without provision for their return prepaid) for use at any general meeting or at any separate meeting of the holders of any class of shares, either in blank or nominating in the alternative the Chairman or any other person. If, for the purpose of any meeting, invitations to appoint as proxy a person or one of a number of persons specific in the invitations are issued at the Company’s expense, they shall be issued to all (and not to some only) of the members entitled to be sent a notice of the meeting and to vote at it. The accidental omission to send such an instrument or give such an invitation to, or the non-receipt thereof by, any member entitled to attend and vote at a meeting, shall not invalidate the proceedings at that meeting.

72.	The instrument appointing a proxy to vote at a meeting shall be deemed also to confer authority to demand or join in demanding a poll (and for the purposes of these Articles a demand for a poll made by person as proxy for a member or as the duly authorised representative of a corporate member shall be the same as a demand made by the member).

73.	Notwithstanding the foregoing, while the shares of the Company are listed on the Designated Stock Exchange, the forms in the official language of the Relevant Territory customarily used for the purposes set forth above by the Depository connected to the Designated Stock Exchange may be utilized in the instrument of proxy.

CORPORATION ACTING BY REPRESENTATIVES

74.	Any corporation which is a member of the Company, may, by resolution of its Board or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company, or at any separate meeting of the holders of any class of shares. The person so authorised shall be entitled to exercise the same power on behalf of the corporation as the corporation could exercise if it were an individual member of the Company, and the corporation shall, for the purposes of these Articles, be deemed to be present in person at any such meeting as if a person so authorised is present at it.

VOTING BY DEPOSITORY

75.	Without prejudice to the generality of Articles 62 and 74, for so long as the shares of the Company are listed on the Designated Stock Exchange, upon request from any shareholder, it (or, as the case may be, its nominee) may authorise such person or persons as it thinks fit to act as its proxy or proxies or its representative or representatives at any meeting of the Company or at any meeting of any class of members of the Company, provided that, if more than one person is so authorised, the proxy form or authorisation shall specify the number and class of shares in respect of which each such person is so authorised. A person so authorised under the provisions of this Article shall be entitled to exercise the same powers on behalf of the Depository (or its nominee) which he represents as the Depository (or its nominee) could exercise as if such person were an individual member of the Company and on a show of hands, each such person shall be entitled to a separate vote, notwithstanding any contrary provision as provided in aforesaid Articles.

DIRECTORS

76.	(a)	Unless determined otherwise by an ordinary resolution of the Company, the Directors shall be not fewer than three (3) in number, and there shall be no maximum number of Directors. All the Directors shall be natural persons. The Board shall consist of all the Directors of the Company for the time being.

(b)	At least one fourth of the total number of Directors shall be comprised of Independent Non-executive Directors.

(c)	Matters relating to the qualifications of any Independent Non-executive Director and nomination of candidates for any Independent Non-executive Director shall follow the Listing Rules (or recommended best practice in the Relevant Territory, as the case may be).

(d)	In the event that the number of Directors may fall under the minimum number of three (3) due to the expiration of the term of or voluntary resignation by a Director or Directors, the Board shall forthwith call a general meeting to elect new Director(s) who will fill the vacancy and such termination or resignation of a Director(s) shall not be effective until the Company elects such new Director(s) by an ordinary resolution of the general meeting.

(e)	In the event that the number of Independent Non-executive Director(s) may fall under the minimum number described in the paragraph (b) above due to voluntary resignation by or death of the Independent Non-executive Director(s), such vacancy shall be filled at the general meeting which comes first after the occurrence of such vacancy.

77.	A Director need not hold any shares in the Company but shall nevertheless be entitled to attend and speak at all general meetings of the Company and of any class of members of the Company.

77-2.	(a)	Subject to the Ordinance, any person who holds stocks equivalent to no less than 3% of the total number of issued and outstanding shares of Company or has continued to hold stocks equivalent to no less than 0.5% of the total number of issued and outstanding shares of Company for more than six months may request dismissal of a Director to the court.

77-2	(b)	During the period the shares of the Company are listed on the Designated Stock Exchange, if a Director commits an act which is in material contravention of the Ordinance, or subordinate statute or these Articles, and such act is likely to cause serious irreparable damage to the Company, the Audit Committee of the Company, or any member(s) who holds 1% or more of the total share capital of the Company or has continued to hold for more than six months 0.05% or more of the total share capital of the Company, shall, subject to the requirements and restrictions imposed by the Ordinance or subordinate statute or these Articles, have the legal standing to demand on behalf of the Company that the Director in question shall cease to carry out the act in question within the time so specified, or in default within a reasonable period.

77-3.	(a)	Without prejudice and subject to the Ordinance, the Listing Rules, or any applicable laws and regulations, a Director must exercise reasonable care, skill and diligence.

(b)	Reasonable care, skill and diligence mean the care, skill and diligence that would be exercised by a reasonably diligent person with (i) the general knowledge, skill and experience that may reasonably be expected of a person carrying out the functions carried out by the Director, and (ii) the general knowledge, skill and experience that the Director has.

(c)	The duty specified in Article 77-3(a) is owed by the Director to the Company. A Director who has breached, or has threatened to breach, his/her duty specified in Article 77-3(a), shall be liable under the general law.

(d)	Without prejudice and subject to the Ordinance, the Listing Rules, or any applicable laws and regulations, a member whose interests have been, are or would be, affected by the conduct or by the refusal or failure, as specified in Article 77-3(e), may apply to courts for remedies. The court may do any or all of the following:

(i)	grant an injunction, on the terms that the court thinks fit, (x) in the case of Article 77-3(e)(i), restraining the person from engaging in the conduct or requiring the person to do any act or thing, or (y) in the case of Article 77-3(e)(ii), requiring the person to do any act or thing;

(ii)	order the person to pay damages to any other person (provided that no person is entitled to recover any loss that solely reflects the loss suffered by the Company that the Company is entitled to recover under the applicable law);

(iii)	declare any contract to be void or voidable to the extent specified in the order of the court;

(iv)	grant an interim injunction or interim damages, or both, on the terms and conditions that it thinks fit pending the determination of the application.

(e)	Article 77-3(d) applies if, in relation to the Company,

(i)	a person has engaged, or is engaging or is proposing to engage in conduct that constituted, constitutes or would constitute

(aa)	a contravention of the Ordinance,

(bb)	a default relating to a contravention of the Ordinance,

(cc)	a breach of the person’s fiduciary duties owed to the Company in any capacity other than as a Director,

(dd)	a breach of the person’s fiduciary or other duties as a Director owed to the Company, or

(ee)	a breach of these Articles; or

(ii)	a person has refused or failed, is refusing or failing, or is proposing to refuse or fail, to do an act or thing that the person is required by the Ordinance to do.

(f)	In Article 77-3(e), a reference to a default relating to a contravention of the Ordinance is a reference to (i) an attempt to contravene the Ordinance, (ii) aiding, abetting, counselling or procuring another person to contravene the Ordinance, (iii) inducing or attempting to induce, whether by threats, promises or otherwise, another person to contravene the Ordinance, (iv) being in any way, directly or indirectly, knowingly concerned in, or a party to, a contravention of the Ordinance by another person, or (v) conspiring with others to contravene the Ordinance.

(g)	Nothing in these Articles purports to exempt a Director from any liability that would otherwise attach to the Director in connection with any negligence, default, breach of duty or breach of trust in relation to the Company.

77-4.	(a)	Subject to the provisions of and so far as may be permitted by the Ordinance, during the period the shares of the Company are listed on the Designated Stock Exchange, any member(s) who holds 1% or more of the total voting rights at general meetings or has continued to hold for more than six months 0.01% or more of the total voting rights at general meetings (the “Representative Member”), may make a notice (the “Representative Request”) to the Board which clearly sets out the factual and legal basis of the alleged Misconduct (as defined below), together with the necessary evidence to the effect (and for the purpose for the Board efficient processing of the Representative Request), that unless the Misconduct is remedied within a reasonable period (which shall be clearly specified in the notice), the Board shall procure the Company to bring a court proceedings to compel a Director, or some Directors, in question to perform his/her/their duties owed to the Company in material aspects, or to prevent him/her/them from committing a material breach of duties owed to the Company, or a material breach to these Articles, or a contravention to the Ordinance, or a default relating to the contravention of the Ordinance (the “Complained Misconduct”).

(b)	A Representative Request shall be made in writing or by an electronic document, stating the circumstances of the Complained Misconduct and showing the grounds for the requested remedies are for a proper purpose, and asserting what the Company is expected to ask the Director or Directors in question to do or not to do any act or thing.

(c)	If, notwithstanding that the specified time has expired whilst the misconduct or omission complained of is not remedied, the Company fails or refuses to bring a court proceedings within 30 days from the date when the Company receives the Representative Request, the Representative Member may bring proceeding in respect of the Complained Misconduct before the court for and on behalf of the Company (the “Representative Suit”).

(d)	If the Representative Member can show that there is irreparable or non-reversible damage that may cause to the Company during the 30 days period referred to in Article 77-4 (c), the Representative Member may proceed to bring the Representative Suit at any appropriate time notwithstanding that the 30 days period has not expired.

(e)	So long as the Representative Member continue to hold any Share, the Representative Suit shall not be affected or prejudiced by any subsequent change of the shareholding of the Representative Member.

(f)	If the Company brings the court proceedings under Article 77-4 (a), or if the Representative Member brings the Representative Suit under Article 77-4 (c) or (d), the proceedings or the suit shall not be dismissed or in any way dealt with by anyone without the leave of the court.

(g)	The Representative Member may bring the Representative Suit in a court of competent jurisdiction in the Relevant Territory, subject to such limitations on its powers under the applicable law, and the court may grant any remedy on such terms and conditions that it thinks fit.

77-5.	(a)	The Company may establish the following committees within the Board of Directors:

(i)	Audit Committee;

(ii)	Compensation Committee;

(iii)	Nominating and Corporate Governance Committee; and

(iv)	Other committees resolved to be established by the Board of Directors.

(b)	The details regarding the composition, authority, operation, etc. of each committee shall be determined by a resolution of the Board of Directors.

(c)	The Board of Directors shall adopt a formal written audit committee charter and review and assess the adequacy of the formal written charter on an annual basis.

77-6.	Composition of the Audit Committee

(a)	The Audit Committee shall consist of three (3) or more Independent Non-executive Directors.

(b)	The members of the Audit Committee shall be elected by the General Meeting of Shareholders in accordance with Article 55-2.

(c)	The members of the Audit Committee shall be elected from among the Directors elected by the General Meeting of Shareholders, in which case, one of the members of the Audit Committee shall be elected by a resolution of the General Meeting of Shareholders as a Director to become a member of the Audit Committee, separate from the other Directors.

(d)	The Audit Committee shall appoint by its resolution a chairperson of the Audit Committee.

77-7.	Duties, etc. of the Audit Committee

(a)	The Audit Committee shall audit the accounting and other affairs of the Company.

(b)	The Audit Committee may, if necessary, request the convening of a meeting of the Board of Directors by submitting to a Director (or a person authorized to convene a meeting, if any; the same shall apply hereinafter) a written statement of the purpose of the meeting and the reason for the convocation.

(c)	If the relevant Director fails to convene a meeting of the Board of Directors without delay, despite the request under Paragraph (b) above, the Audit Committee may convene the meeting.

(d)	The Audit Committee may request the Board of Directors to convene an Extraordinary General Meeting of Shareholders by submitting to the Board of Directors a written statement of the purpose of the meeting and the reason for the convocation.

(e)	The Audit Committee may, if necessary for the performance of its duties, request any subsidiary of the Company to make a report on its business operations, and if such subsidiary fails to make such report without delay or it is deemed necessary to verify the contents of such report made by such subsidiary, the Audit Committee may inspect the business operations and financial status of the relevant subsidiary.

(f)	The Audit Committee shall approve the appointment of the Company’s external auditor.

(g)	The Audit Committee shall handle the matters delegated by the Board of Directors other than Paragraphs (a) to (f) above.

(h)	Resolutions of the Audit Committee may not be re-resolved by the Board of Directors.

(i)	The Audit Committee may seek expert assistance at the Company’s expense.

(j)	The Audit Committee shall prepare an audit record with respect to its audit, which shall record the substance of the course of the audit and the results thereof, and shall bear the names and seals or signatures of the members of the Audit Committee who conducted such audit.

(k)	The Audit Committee shall handle other duties prescribed by the Audit Committee Charter.

DIRECTORS’ REMUNERATION

78.	(a)	The remuneration (including payment due to loss of office of Director of the Company and any remuneration or compensation which the Director may receive from any Subsidiary of the Company for any office of such Subsidiary or for the loss of such office) of the Directors shall from time to time be determined by the Company in general meeting. Such remuneration shall be deemed to accrue from day to day. The Directors may also be paid all travelling, hotel and other expenses properly incurred by them in attending and returning from meetings of the Directors or any committee of the Directors or general meetings of the Company or in connexion with the business of the Company.

(b)	If a Director is elected to be a managing director or a joint managing director or an officer of the Company, the remuneration for such office shall be deemed to be a part of the remuneration for Director for the purpose of the paragraph (a) of this Article.

79.	Any Director may be or become a director or other officer of, or otherwise interested in, any company promoted by the Company or in which the Company may be interested as shareholder or otherwise, and, subject to the Ordinance, no such Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company unless the Company otherwise direct.

ALTERNATE DIRECTORS

80.	No Director may appoint any person to be his alternate Director at any time.

POWERS OF DIRECTORS

81.	(a)	The business of the Company shall be managed by the Board, who shall pay all expenses incurred in the formation and registration of the Company, and who may exercise all such powers of the Company as are not by the Ordinance or by these Articles required to be exercised by the Company in general meeting, subject to any provision in these Articles or the Ordinance and to any resolution, not being inconsistent with any such provision, as may be passed by the Company in general meeting; but no such resolution shall invalidate any prior act of the Board. The general powers given to the Board by this Article shall be in addition to, and not limited or restricted by, any special authority or power given to the Board by any other Article.

(b)	During the period the shares of the Company are listed on the Designated Stock Exchange, and subject to the Ordinance, the Listing Rules, and any other applicable laws and regulations, the issued shares of the Subsidiary which are owned by the Company shall not be at the disposal of the Board, or the general meeting (even if by way of extraordinary special resolution), to any third party. And the term “disposal” shall include without limitation, the transfer and charging of the securities in respect of the Subsidiary (but exclude the dissolution of the Subsidiary).

82.	Subject to and to the extent permitted by the Ordinance, the Company, or the Board on behalf of the Company, may cause to be kept in any part of the world a Branch Register of Members resident at such place, and the Board may make and vary such regulations as they may think fit respecting the keeping of any such Branch Register.

83.	All cheques, promissory notes, drafts, bills of exchange, and other negotiable or transferable instruments, and all receipts for moneys paid to the Company, shall be signed, drawn, accepted, endorsed, or otherwise executed, as the case may be, in such manner as the Board shall from time to time by resolution determine.

BORROWING POWERS

84.	The Board may exercise all the powers of the Company to borrow money and to mortgage or charge all or any part of the undertaking, property and assets (present and future) of the Company and to issue debentures, debenture stocks, bonds and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

85.	The Board shall cause a proper register to be kept, in accordance with the provisions of the Ordinance, of all mortgages and charges affecting the property of the Company and shall duly comply with the requirements of the Ordinance in regard to the registration of mortgages and charges therein specified and otherwise.

DELEGATION OF DIRECTORS’ POWERS

86.	The Board may delegate part of their powers:

(i)	to any managing director so authorized by the resolution of the Board; and

(ii)	to any committee consisting of more than one Director;

Provided that Board may delegate to the managing director only to the extent, the powers relating to day-to-day management of the Company and the powers to execute the business which shall have been delivered and resolved by the Board only pursuant to the purport of such resolution of the Board. Provided further, the Board shall not, in any case, delegate its powers to any managing director or any committee aforesaid, in the manner which shall result in the Board’s abandonment of the substantial power of it empowered by these Articles.

87.	The Board may, by power of attorney or otherwise, appoint any person, to be the agent of the Company for specific purposes and subject to such conditions as they think fit, and may delegate any of their powers of such an agent. The Board may revoke or vary any such appointment or delegation and may also authorize the agent to sub-delegate all or any of the powers vested to him.

88.	All acts bona fide done by any meeting of the Board or by any such committee or by any person acting as a Director shall, notwithstanding that it shall be afterwards discovered that there was some defect in the appointment of such Director or persons acting as aforesaid or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director or member of such committee.

APPOINTMENT AND REMOVAL OF DIRECTORS

89.	Each Director shall hold office for the 3-year term or until his earlier death, resignation or removal.

90.	A Director may be removed from office, with or without cause, by a special resolution of general meeting.

91.	Subject to Article 76(d), a Director may resign his office by giving written notice of his resignation to the Company and the resignation shall have effect from the date the notice is received by the Company or from such later date as may be specified in the notice.

92.	The office of Director shall be vacated if the Director:

(a)	becomes of unsound mind or an order made by any court claiming jurisdiction in that behalf on the ground (however formulated) of mental disorder for his detention or for the appointment of a guardian or for the appointment of a receiver or other person (by whatever name called) to exercise powers with regard to his property or affairs; or

(b)	ceases to be a Director by virtue of any provision of the Ordinance or he becomes prohibited by law or an order of a court of competent jurisdiction from being a Director; or

(c)	becomes bankrupt or makes any arrangement or composition with his creditors generally; or

(d)	resigns his office by notice in writing to the Company; or

(e)	is absent for more than six consecutive months without permission of the Board from meetings of the Board held during that period and the Board resolve that his office be vacated; or

(f)	is removed from the office of Director by a special resolution of the Company; or

(g)	is convicted of an indictable offence.

A vacancy in the Board may be filled by an ordinary resolution. Such Director who is elected to fill the vacancy shall hold office for the 3-year term starting from his election.

93.	No person shall be disqualified from being appointed or reappointed as a Director and no Director shall be requested to vacate that office by reason of his attaining any particular age.

REPRESENTATIVE DIRECTOR, MANAGING DIRECTORS AND OTHER APPOINTMENTS

93-2.	(a)	Without prejudice to section 86 of these Articles, the Board can appoint a Representative Director from among the Directors by an ordinary resolution of the Board, and such appointed Representative Director may represent the Company in any external matters, subject to all the necessary approvals required under these Articles.

(b)	The Board may elect, by ordinary resolution of the Board, persons who shall hold the position of Chairman, Chief Executive Officer, Vice-Chairman, President, Vice-President, Executive Director and Managing Director. The Representative Director appointed under section 93-2(a) and any Director may hold the aforesaid positions in this section concurrently.

94.	The Board may, from time to time, appoint one or more of their number to be Managing Director or Joint Managing Director of the Company, or to hold such office in the management, administration or conduct of the business of the Company as they may decide, and for such period and upon such terms as the Board shall think fit, and the Directors may also, from time to time (subject to the provisions of any agreement between him or them and the Company) remove him or them from office, and appoint another or others in his or their place or places.

95.	A Managing Director or a Joint Managing Director (subject to the provisions of any agreement between him and the Company) shall be subject to the same provisions as to resignation and removal as the other Directors of the Company, and shall ipso facto and immediately cease to be Managing Director or Joint Managing Director if he shall cease to hold the office of Director.

96.	The Board may, from time to time, entrust to and confer upon any Managing Director, Joint Managing Director or Director, holding any other office in the management, administration or conduct of the business of the Company, such of the powers exercisable under these Articles by the Directors as they may think fit, and may confer such powers for such time, and to be exercised for such objects and purposes, and upon such terms and conditions and with such restrictions as they may consider expedient, and may confer such powers collaterally with, or to the exclusion of, and in substitution for, all or any of the powers of the Directors in that behalf, and may from time to time revoke, withdraw, alter or vary all or any of such powers.

DIRECTORS’ INTEREST; CONNECTED TRANSACTIONS

97.	(a)	Without prejudice and subject to any applicable laws in respect of the requirements of disclosure of material interests, when a person falling under any of the provision in Article 97(b) intends to engage in a transaction with the company involving any business opportunity for his/her own account or for the account of a third party, he/she shall not engage in such transaction unless and until he/she shall in advance disclose all material facts of the relevant transaction at the board of directors and shall obtain approval therefrom. The business opportunity referred to in this Article may take many forms, including (without limitation) that which has become known to the director in the course of performing his/her duty, or when he/she takes advantage of information of the company; or that which is closely related to the business that is being currently conducted, or is to be conducted, by the company. In such cases, the board of directors, may if it thinks fit, grant the approval upon inquiries of all the relevant circumstances of the proposed transaction if two thirds or more of the total number of the directors independent of the proposed transaction vote in favour of the requested approval, on the understanding that the relevant transaction shall be fair and reasonable in terms of its particulars and procedures and in the interest of the Company. The Board shall cause the Company to maintain a written record of the requested approval for clearance, which director(s) is/are concerned, and the decision of the Board accordingly.

(b)	The person referred to in Article 97(a) include:

(i)	A director or a Major Shareholder;

(ii)	The spouse and lineal ascendants or descendants of a person falling under subparagraph (i);

(iii)	Lineal ascendants or descendants of the spouse of a person falling under subparagraph (i);

(iv)	A company in which a half or more of the total number of issued and outstanding shares with voting rights is held by a person falling under any of subparagraphs (i) through (iii), solely or jointly with others, or its Subsidiary company; or

(v)	A company in which a half or more of the total number of issued and outstanding shares with voting rights is held by a person falling under any of subparagraphs (i) through (iii), together with a company falling under subparagraph (iv).

97-2.	During the period the shares of the Company are listed on the Designated Stock Exchange, a Director who engages in a transaction in the absence of a prior approval by the Board as provided under Article 97, or in contravention of the condition or limitation stated in the approval, or who engages in the transaction in violation of Article 77-3, is presumed to have incurred damage to the Company, unless the contrary is proved. Without prejudice to the Ordinance, the Listing Rules, any other applicable laws and regulations, the Director in question and any third party who knowingly assist him/her in breach of the director’s duty, shall jointly and severally liable for compensation of the damage suffered by the Company. Any benefit earned by the Director in question, or the knowingly assisting third party in breach of the director’s duty shall be presumed to be the damage suffered by the Company.

98.	A Director may

(a)	hold any other office or place of profit under the Company (other than the offices of Statutory Auditor) in conjunction with his office of Director, for such period and on such terms (as to remuneration or otherwise) as the Board may determine and such extra remuneration shall be in addition to any remuneration provided for by or pursuant to any other Article;

(b)	act by himself or his firm in a professional capacity for the Company (otherwise than as Statutory Auditor), and he or his firm shall be entitled to remuneration for professional services as if he were not a Director; or

(c)	continue to be or become a director or other officer of, or otherwise interested in, any company promoted by the Company or in which the Company may be interested as a shareholder or otherwise, and subject to the Ordinance, no such director shall be accountable to the Company for any remuneration or other benefit received by him as a director or officer of, or from his interest in, such other company. The Directors may exercise the voting powers conferred by the shares in any other company held or owned by the Company, or exercisable by them as directors of such other company in such manner in all respects as they think fit (including the exercise thereof in favour of any resolution appointing themselves or any of them directors, managing directors, joint managing directors, deputy managing directors, executive directors, managers or other officers of such company) and any director may vote in favour of the exercise of such voting rights in the manner aforesaid notwithstanding that he may be, or is about to be appointed as a director, managing director, joint managing director, deputy managing director, executive director, manager or other officer of such a company, and that as such he is or may become interested in the exercise of such voting rights in manner aforesaid.

99.	Subject to the Ordinance and these Articles, no Director or intended Director shall be disqualified by his office from contracting with the Company either with regard to his tenure of any such other office or place of profit or as vendor, purchaser or otherwise, nor shall any such contract, or contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relation thereby established, provided that such Director shall disclose the nature of his interest in any contract, arrangement in which he is interested as required by and subject to the provisions of the Ordinance.

100.	Save as otherwise provided by these Articles, a Director shall not vote (nor shall be counted in the quorum) at a meeting of the Board on any resolution approving any contract or arrangement or concerning a matter in which he or any of his associate(s) has, directly or indirectly, a material interest (other than an interest in shares, debentures or other securities of, or otherwise in or through, the Company), unless his interest arises only because the case falls within one or more of the following paragraphs:

(a)	the resolution relates to the giving to him or his associate(s) of a guarantee, security, or indemnity in respect of money lent to, or an obligation incurred by him or any of them at the request of or for the benefit of, the Company or any of its subsidiaries;

(b)	the resolution relates to the giving to a third party of a guarantee, security, or indemnity in respect of a debt or an obligation of the Company or any of its subsidiaries for which the Director of his associate(s) has himself/themselves assumed responsibility in whole or part and whether alone or jointly with others under a guarantee or indemnity or by the giving of security;

(c)	his interest arises by virtue of his or his associate(s) being, or intending to become, a participant in underwriting of sub-underwriting of an offer of any shares in or debenture or other securities of or by the Company or any other corporation which the Company may promote or be interested in for subscription, purchase or exchange;

(d)	the resolution relates to a transaction, contract, arrangement or proposal with any other corporation in which he or his associate(s) is/are interested only, whether directly or indirectly, as an officer, executive or a shareholder, or in which the Director of his associate(s) is/are beneficially interested in shares of that corporation, provided that the director and any of his associate(s) are not in aggregate the holders of or beneficiary interested in five (5) per cent of more of the issued shares of any class of that corporation (or of any other corporation through which his interest or that of his associate(s) is derived) or of the voting rights attached to such issued shares or securities);

(e)	the resolution relates to a proposal or an arrangement for the benefit of the employees of the Company or any of its subsidiaries, including but without being limited to the adoption, modification or operation of any pension fund, or retirement, death or disability benefit scheme, which relates to both Directors, his associates and employees of the Company or any of its subsidiaries and does not accord to any Director or his associate(s) as such any privilege or advantage not generally accorded to the employees to whom the arrangement relates;

(f)	any contract or arrangement in which the Director or his associate(s) is/are interested in the same manner as other holders of shares or debentures or other securities of the Company by virtue only of his/their interest in those shares, debentures or other securities of the Company;

(g)	the resolution relates to an arrangement concerning the adoption, modification or operation of any employee’s share scheme, share incentive scheme, share option scheme involving the issue or grant of options over shares or other securities by the Company to, for the benefit of, employees of the Company or any of its subsidiaries under which the Director or his associate(s) may benefit.

101.	A Director shall not be counted in the quorum present at a meeting in relation to a resolution on which he is not entitled to vote.

102.	If a question arises at a meeting of the Board as to the right of a Director to vote, the question may, before the conclusion of the meeting, be referred to the Chairman of the meeting (or, if the Director concerned is the Chairman, to the other Directors at the meeting), and his ruling in relation to any Director other than himself (or, as the case may be, the ruling of the majority of the other Directors in relation to the Chairman) shall be final and conclusive.

102-2.	Any resolution proposed to be approved by Members at a general meeting for waiving or foregoing any liability of any Director of the Company arising from a breach by such Director of any of his/her duties to the Company shall only be approved with the consent of all of the Members of the Company.

102-3.	(a)	The Company shall not extend credit to or for any of the following persons:

(i)	Major Shareholders and their Specially Related Persons;

(ii)	Directors; or

(iii)	Statutory Auditors.

(b)	Notwithstanding Paragraph (a) above, the Company may extend credit in any of the following cases:

(i)	Where the Company lends money to its Directors or Statutory Auditors for the purpose of subsidizing welfare expenses, such as school expenses, housing funds and medical expenses;

(ii)	Where the extension of credit by the Company is permitted under the Ordinance, Listing Rules or any applicable laws and regulations; or

(iii)	Where credit is extended to any of the following persons as is necessary to achieve business objectives of the Company: (x) Major Shareholders who are corporations (“Major Corporate Shareholders”); (y) a corporation in which the aggregate amount of shares invested by its Major Corporate Shareholders and their Specially Related Persons that are corporations (including subsidiaries) is greater than the aggregate amount of shares invested by its Major Shareholders who are individuals (“Major Individual Shareholders”) and Specially Related Persons of such Major Individual Shareholders (excluding corporations and their subsidiaries); or (z) a corporation in which the aggregate amount of shares invested by Specially Related Persons of its Major Individual Shareholders that are corporations (including subsidiaries) and the corporations referred to in subparagraph (x) and (y) above is greater than the aggregate amount of shares invested by its Major Individual Shareholders and Specially Related Persons of such Major Individual Shareholders (excluding corporations and their subsidiaries).

(c)	For the purpose of this Article 102-3, the “extension of credit” shall mean any of the following:

(i)	Lease of property with monetary or economic value;

(ii)	Guarantee of obligations;

(iii)	Purchase of securities intended as financial support funds;

(iv)	Provision of collaterals;

(v)	Endorsement of promissory notes;

(vi)	Commitment to make investment;

(vii)	Entering into (x) a cross-trading transaction pursuant to an agreement with or in collusion with a third party, or (y) a transaction involving over-the-counter derivatives, a trust deed or a linked transaction, etc., for the purpose of avoiding the restriction on the extension of credit under this Article 102-3;

(viii)	Take over of liabilities;

(ix)	Enhancement of credit of another corporation; or

(x)	Entering into a transaction that may cause damages to the Company in the event of insolvency of the Largest Shareholder or Major Shareholder.

PROCEEDINGS OF BOARD

103.	(a)	Subject to the provisions of these Articles, the Board may regulate their proceedings as they think fit.

(b)	The Board or any committee of the Directors may participate in a meeting of the Board of such committee by using communication facilities which transmit and receive moving pictures and voices simultaneously, in lieu of attending such a meeting in person. Participation in a meeting through communication facilities shall be deemed as attending such a meeting in person.

(c)	A Director may, and the Company Secretary at the request of a Director shall, at any time summon a meeting of the Board. Notice thereof shall be given to each Director either in writing or by telephone, or in the form of an electronic record (unless in the latter case, the Director to whom the notice is given has signified refusal to notice being given to him in that form), at the address from time to time notified to the Company by such Director or in such other manner as the Board may from time to time determine. A Director may waive notice of any meeting and any such waiver may be prospective or retrospective.

(d)	Questions arising at a meeting shall be decided by a majority of votes. In case of an equality of votes (except where only two Directors are present and form the quorum or when only two Directors are competent to vote on the question in issue) the Chairman shall not have a second or casting vote.

(e)	The meetings and proceedings of each committee of Board shall be governed mutatis mutandis by the provisions of these Articles regulating the proceedings of the Board so far as the same are not superseded by any provisions in the resolution establishing the committee.

104.	No business shall be transacted at any meeting of the Board unless a quorum is present. A quorum for holding a meeting of the Board shall be a simple majority of all directors in office, and save as otherwise provided by these Article and, during the period the shares of the Company are listed on the Designated Stock Exchange, the Listing Rules, all resolutions of the Board shall be adopted by the affirmative votes of a majority of Directors present at the meeting. In the case of an equality of votes the resolution shall fail.

105.	The Board may elect from their number, and remove, a Chairman and a vice-Chairman of the Board. The Chairman, or in his absence the Deputy Chairman, shall preside at all meetings of the Board, but if there is no Chairman or Deputy Chairman, or if at the meeting neither the Chairman nor the Deputy Chairman is present within five minutes after the time appointed for the meeting, or if neither of them is willing to act a Chairman, the Directors present may choose one of their number to be Chairman of the meeting.

106.	All acts done by a meeting of the Board, or of a committee of the Directors, or by a person acting as a Director, shall notwithstanding that it may afterwards be discovered that there was a defect in the appointment of any Director or that any of them were disqualified from holding office, or had vacated office, or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director and had been entitled to vote.

107.	Subject to the provisions in Article 107-2, a resolution in writing executed by all the Directors or of a committee of the Board shall be as valid and effectual as if it had been passed at a meeting of the Board or (as the case may be) of that committee, duly convened and held, and may consist of several documents in the like form each executed by one or more Directors. Nevertheless, during the period the shares of the Company are listed on the Designated Stock Exchange, the resolution of the Board shall be adopted in the Board meeting convened pursuant to Article 104, and the method of adopting a Board resolution by way of a written resolution shall not be available.

107-2.	(a)	Notwithstanding any provision in these Articles, during the period the shares of the Company are listed on the Designated Stock Exchange, any member (the “Objecting Member”) who wishes to oppose to a resolution duly passed by the Board on those matters of grave consequence to which members are entitled to appraisal rights (the “Appraisal Rights Matter”), as specified in Article 107-2 (b) below, may inform the Company by a notice of his/her opposition, which notice shall be received by the Company at least 7 clear days preceding the date for the holding of general meeting where the business of the Appraisal Rights Matter is to be discussed and transacted. The notice shall be authenticated by or on behalf of the Objecting Member, and shall state the general nature of the opposition, and the class(es) and number of the share(s) (the “Offer Shares”) that the Objecting Member requests the Company to purchase from him/her if the resolution shall be passed in general meeting to approve the Appraisal Rights Matter.

(b)	The Appraisal Rights Matter referred to in Article 107-2 (a) includes the followings:

(i)	arrangement of share swap or share transfer with another company or shareholders of such company, which causes a comprehensive change of the shareholding structure of the Company or the approval of any contract for such arrangement, or as otherwise prescribed by Article 360-2 (Incorporation of Complete Parent Company by All-inclusive Share Swap) and 360-15 (Establishment of Complete Parent Company Based on All-inclusive Share Transfer) of the Commercial Code of Korea;

(ii)	arrangement for (x) transfer the whole or a substantial part of the Company’s business, (y) acquisition of the whole or a substantial part of business of another company which significantly affects the business of the Company, and/or (z) the conclusion of a contract for lease of the whole business, entrusting the operation thereof, or for sharing with another person the entire profits and losses from the business or of a similar contract, or as otherwise prescribed by Article 374 (Transfer, Takeover or Lease of Business)of the Commercial Code of Korea;

(iii)	arrangement with other company or any shareholder thereof, which shall cause a comprehensive change of the shareholding structure of the Company such as consolidation or merger by which (x) the legal entity of the relevant companies shall be consolidated into one company or (y) the legal entity of the Company shall be terminated and the shareholders of the Company shall be the shareholder of other company or the approval of any contract for such arrangement, or as otherwise prescribed by Article 522 (Written Agreement for Merger and Resolution for Approval) of the Commercial Code of Korea.

107-2	(c)	If and when the members resolution shall be duly passed in general meeting approving the Appraisal Rights Matter, the Company, shall, within a period of fifty (50) days from the date of passing the resolution, purchase from the Objecting Member the Offer Shares from whom the Company has received the valid opposition notice in respect of the Appraisal Rights Matter. The sale and purchase of the Offer Shares shall be on such terms and in such manner as the Company and the Objecting Member may agree, subject to the regulation prescribed from time to time by the Listing Rules.

107-2	(d)	If the Company and the Objecting Member do not, within the period of 50 days from the date of passing the resolution, reach an agreement in respect of the all terms of the sale and purchase of the Offer Shares, either party may present a petition to the courts in the Relevant Territory for the determination of the purchase price and the other terms. If the court shall decide that it has the competent jurisdiction, it shall, subject to such limitations on its powers under the applicable law, determine the purchase price in respect of the sale and purchase of the Offer Shares by reference to all relevant factors, (including without limitation, the Delaware Block Method, the characteristics of the Company, its industry, assets and current status and the prevailing share price at the material time proximate to the date of passing the resolution), that can appropriately reflect the fair value of the Company. The court may give any ancillary or consequential directions that it thinks expedient.

MINUTES

108.	The Board shall cause minutes to be made in books kept for the purpose of the following:

(a)	all appointments of officers;

(b)	all orders made by the Board and committees; and

(c)	all resolutions and proceedings of general meetings and of meetings of the Board and committees.

The minutes for the meetings of the Board shall record all the names of the Directors present at each meeting of the Board and of any committee. In case of any Director opposing any particular resolution in any meeting of the Board, the name of such Director and the reason for the opposition shall also be recorded in the minutes. Any such minutes of any meeting of the Board, or of any committee, or of the Company, if purporting to be signed by the Chairman of such meeting, or by the Chairman of the next succeeding meeting shall be receivable as evidence of the proceedings of such meeting. All the Directors (together with the Chairman), and Audit Committee (if he attends such Board meeting), present at such meeting shall sign all such minutes. If there is any Director or Chairman or any Audit Committee (if he attends such Board meeting) who refuses to sign the minutes, the reason for such refusal shall be recorded in the minutes.

109.	A member of the Company may request inspection or may request photocopies of the minutes of the meetings of Board (after payment of reasonable charges for provision of such photocopies) during business hours of the Company. The Company may refuse the request from a member with reason. During the period the Shares of the Company are listed on the Designated Stock Exchange, and to the extent not prohibited by the applicable law, if there is good reason and evidence in support of suspicion of any dishonest act or material fact in contravention of any law, regulation or the Articles in connection with the management of the Company’s affairs, any shareholders who holds Shares representing no less than 3% of the total issued and outstanding Shares or has continued to hold for more than six months Shares representing no less than 1.5% of the total issued and outstanding Shares may apply to the court for the appointment of an inspector to investigate the Company’s affairs and the status of its property, on such terms and conditions as the court may direct.

109-2.	During the period the shares of the Company are listed on the Designated Stock Exchange, and to the extent not prohibited by the applicable law, the Company or a member who owns 1% or more of the total number of issued and outstanding shares of the Company may, before convocation of a general meeting of shareholders, request a court to appoint an inspector in order to examine the legality of procedures for convening the general meeting or the methods of resolutions thereof. The terms, powers and responsibilities of the inspector shall be in accordance with the direction of the court. Where the circumstances indicate that the shareholder’s request for the inspector appointment is an abuse of the process, without reasonable cause, or otherwise scandalous, frivolous or vexatious, the Company may plead to the court for an order of compensation suffered by the Company.

THE SEAL

110.	The seal shall be used only by the authority of a resolution of the Board or of a committee of the Directors. The Board may determine whether any instrument to which the seal is affixed, shall be signed and, if it is to be signed, who shall sign it. Unless otherwise determined by the Board:-

(a)	share certificates and, subject to the provisions of any instrument constituting the same, certificates issued under the seal in respect of any debentures or other securities, need not be signed and any signature may be applied to any such certificate by any mechanical or other means or may be printed on it and no signature of any Director, officer or other person and no mechanical reproduction thereof shall be required on any such certificates or other document to which the seal is affixed and such certificates or other document shall be valid and deemed to have been sealed and executed with the authority of the Board notwithstanding the absence of any such signature or mechanical reproduction as aforesaid; and

(b)	every other instrument to which the seal is affixed shall be signed by one Director and by the Company Secretary or another Director;

(c)	a document signed by any two Directors and expressed, in whatever words, to be executed by the Company as a deed, has the same effect as if executed under the seal

111.	The Company may, by writing under its seal, empower any person, either generally or in respect of any specified matter, as its attorney to execute deeds or instruments on its behalf and to enter into contracts and sign the same on its behalf abroad and every deed signed by such attorney on behalf of the Company and under his seal shall bind the Company and have the same effect as if it were under the seal of the Company.

112.	Subject to the provisions of the Ordinance, the Company may have an official seal for use in any place abroad.

113.	Notwithstanding Articles 110, 111 and 112, the Company may execute a document as a deed in any other manner as may be permitted by law.

COMPANY SECRETARY

114.	Subject to provisions of the Ordinance, the Board shall appoint a Company Secretary of the Company for such period, at such remuneration and upon such conditions as they may think fit, and any Company Secretary so appointed may be removed by them.

115.	A provision of the Ordinance or these Articles requiring or authorising a thing to be done by or to a Director and the Company Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in place of, the Company Secretary.

DIVIDENDS AND RESERVES

116.	The Company may in general meeting declare dividends, but no dividend shall exceed the amount recommended by the Board. No dividend shall be payable except out of the profits of the Company in accordance with the Ordinance.

117.	The Board may pay interim dividends if it appears to them that they are justified by the profits of the Company available for distribution. If the share capital is divided into different classes, the Board may pay interim dividends on shares which confer deferred or non-preferred rights with regard to dividend as well as on shares which confer preferential rights with regard to dividend, but no interim dividend shall be paid on shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrears. The Board may also pay at intervals settled by them any dividend payable at a fixed rate if it appears to them that the profits available for distribution justify the payment. If the Board act in good faith they shall not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on any shares having deferred or non-preferred rights.

118.	Except as otherwise provided by these Articles or the rights attached to shares, all dividends shall be declared and paid according to the amounts paid up on the shares on which the dividend is paid. If any share is issued on terms that it ranks for dividend as from a particular date, it shall rank for dividend accordingly. In any other case, dividends shall be apportioned and paid proportionately to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid. For the purpose of this Article, an amount paid up on a share in advance of a call shall be treated, in relation to any dividend declared after the payment but before the call, as not paid up on the share.

119.	Whenever the Board or the Company in general meeting have resolved that a dividend be paid or declared, the Board may further resolve that such dividend be satisfied wholly or in part by the distribution of specific assets of any kind and in particular of paid up shares, debentures or warrants to subscribe securities of the Company or any other company, or in any one or more of such ways, with or without offering any rights to members to elect to receive such dividend in cash, and where any difficulty arises in regard to the distribution the Board may settle the same as they think expedient, and in particular may disregard fractional entitlements or round the same up or down, and may fix the value for distribution of such specific assets, or any part thereof, and may determine that cash payments shall be made to any members upon the footing of the value so fixed in order to adjust the rights of all parties, and may determine that fractional entitlements shall be aggregated and sold and the benefit shall accrue to the Company rather than to the members concerned, and may vest any such specific assets in trustees as may seem expedient to the Board and may appoint any person to sign and requisite instruments of transfer and other documents on behalf of the persons entitled to the dividend and such appointment shall be effective. Where requisite, a contract shall be filed in accordance with the provisions of the Ordinance and the Board may appoint any person to sign such contract on behalf of the persons entitled to the dividend and such appointment shall be effective.

However, while the shares of the Company are listed on the Designated Stock Exchange, any dividend or distribution with respect to fractional shares shall be determined in accordance with the relevant listing regulations and regulations and customary practices of Depository, subject to the applicable laws and regulations.

120.	Any dividend or other money payable in respect of a share may be paid by cheque or warrant sent by post to the registered address of the person entitled or, if two or more persons are other holders of the shares or are jointly entitled to it by reason of the death or bankruptcy of the holder, to the registered address of that one of those persons who is first named in the Register of Members or to such person and to such address as the person or persons entitled may in writing direct. Every cheque or warrant shall be made payable to the other of the person or persons entitled or to such other person as the person or persons entitled may in writing direct and payment of the cheque or warrant shall be a good discharge to the Company. Any joint holder or other person jointly entitled to a share as aforesaid may give receipts for any dividend or other money payable in respect of the shares.

121.	No dividend or other money payable in respect of a share shall bear interest against the Company, unless otherwise provided by the rights attached to the share.

122.	Any dividend which has remained unclaimed for six years from the date when it became due for payment shall, if the Board so resolve, be forfeited and cease to remain owing by the Company.

123.	(a)	Whenever the Board or the Company have resolved that a dividend be paid or declared on the share capital of the Company, the Board may further resolve:-

(i)	that such dividend be satisfied wholly or in part in the form of an allotment of shares credited as fully paid up on the basis that the shares so allotted shall be of the same class or classes as the class or classes already held by the members and the members will be entitled to elect to receive such dividend (or part thereof) in cash in lieu of such allotment. In such case, the following provisions shall apply: -

(1)	the basis of any such allotment shall be determined by the Board;

(2)	the Board, after determining the basis of allotment, shall give not less than two weeks’ notice in writing to the members of the right of election accorded to them and shall send with such notice forms of election and specify the procedure to be followed and the place at which and the latest date and time by which duly completed forms of election must be lodged in order to be effective;

(3)	the right of election may be exercised in respect of the whole or part of that portion of the dividend in respect of which the right of election has been accorded; and

(4)	the dividend (or that part of the dividend to be satisfied by the allotment of shares as aforesaid) shall not be payable in cash on shares in respect thereof the cash election has not been duly exercised (“the non-elected shares”) and in lieu and in satisfaction thereof shares shall be allotted credited as fully paid up to the holders of the non-elected shares on the basis of allotment determined as aforesaid and for such purpose the Board shall capitalize and apply out of any part of the undivided profits of the Company or any part of any reserve or fund of the Company as the Board may determine, a sum equal to the aggregate amount of the shares to be allotted on such basis and apply the same in paying up in full the appropriate number of shares for allotment and distribution to and amongst the holders of the non-elected shares on such basis; or

(ii)	that members entitled to such dividend shall be entitled to elect to receive an allotment of shares credited as fully paid up in lieu of the whole or such part of the dividend as the Board may think fit on the basis that the shares so allotted shall be of the same class or classes as the class or classes of shares already held by the member. In such case, the following provisions shall apply:-

(1)	the basis of any such allotment shall be determined by the Board;

(2)	the Board, after determining the basis of allotment, shall give not less than two (2) weeks’ notice in writing to the members of the right of election accorded to them and shall send with such notice forms of election and specify the procedure to be followed and the place at which and the latest date and time by which duly completed forms of election must be lodged in order to be effective;

(3)	the right of election may be exercised in respect of the whole or part of that portion of the dividend in respect of which the right of election has been accorded; and

(4)	the dividend (or that part of the dividend in respect of which a right of election has been accorded) shall not be payable in cash on shares in respect whereof the share election has been duly exercised (“the elected shares”) and in lieu thereof shares shall be allotted credited as fully paid up to the holders of the elected shares on the basis of allotment determined as aforesaid and for such purpose the Board shall capitalized and apply out of any part of the undivided profits of the Company or any part off any reserve or fund of the Company as the Board may determine, a sum equal to the aggregate value of the shares to be allotted on such basis and apply the same in paying up in full the appropriate number of shares for allotment and distribution to and amongst the holders of the elected shares on such basis.

(b)	The shares allotted pursuant to the provisions of paragraphs (i) and (ii) of paragraph (a) of this Article shall rank pari passu in all respects with the shares then in issue save only as regards participation:

(i)	in the relevant dividend (or the right to receive or to elect to receive an allotment of shares in lieu thereof as aforesaid); or

(ii)	in any other distribution, bonuses or rights paid, made, declared or announced prior to or contemporaneously with the payment or declaration of the relevant dividend unless, contemporaneously with the announcement by the Directors of their proposal to apply the provisions of sub-paragraphs (i) or (ii) or paragraph (a) of this Article in relation to the relevant dividend or contemporaneously with its announcement of the distribution, bonus or rights in question, the Directors shall specify that the shares to be allotted pursuant to the provisions of paragraph (a) of this Article shall rank for participation in such distribution, bonus or rights.

(c)	The Board may do all acts and things considered necessary or expedient to give effect to any capitalisation pursuant to the provisions of paragraph (a) of this Article with full power to the Board to make such provisions as they thinks fit in the case of shares becoming distributable in fractions. The Board may authorise any person to enter on behalf of all members concerned into an agreement with the Company providing for the allotment to them respectively, credited as fully paid, of any further shares to which they are entitled upon such capitalisation, any agreement made under such authority being binding on all such members.

(d)	The Company may upon the recommendation of the Board by ordinary resolution resolve in respect of any one particular dividend of the Company that notwithstanding the provisions of paragraph (a) of this Article, a dividend may be satisfied wholly in the form of an allotment of shares credited as fully paid up without offering any right to members to elect to receive such dividend in cash in lieu of such allotment.

(e)	The Board may resolve that the rights of election and the allotment of shares under paragraph (a) of this Article shall not be made available to any holders of ordinary shares where the Board believe that the making available of these rights of election and/or allotting these shares to them would or might involve the contravention of the laws of any territory or that for any other reason the rights of election should not be made available, and/or the allotment of these shares should not be made to them.

(f)	Notwithstanding any of the foregoing, while the shares of the Company are listed on the Korea Exchange, the Company may resolve to pay a dividend only in accordance with the customary practice recognized in Korea, may not grant members the power of election as provided for in other paragraphs of this Article, and may pay a dividend in shares, cash or a combination of shares and cash only.

(g)	The resolutions that a dividend be paid or declared on the share capital of the Company shall only be valid following approval of the board of directors and ordinary resolution by shareholders.

124.	The Board may from time to time set aside out of profits of the Company and carry to reserve such sums as they think proper which, at the discretion of the Board, shall be applicable for any purpose to which the profits of the Company may properly be applied and pending such application may either be employed in the business of the Company or be invested. The Board may divide the reserve into such special funds as they think fit and may consolidate into one fund any special funds or any part of any special funds into which the reserve may have been divided. The Board may also, without placing the same to reserve, carry forward any profits. In carrying sums to reserve and in applying the same, the Director shall comply with the Ordinance.

CAPITALISATION OF RESERVES ETC

125.	The Company in general meeting may upon the recommendation of the Board resolve by way of ordinary resolution to capitalise any part of the Company’s reserves or undivided profits and accordingly that such part be divided amongst the members who would have been entitled thereto if distributed by way of dividend and in the same proportions, on condition that the same be not paid in cash but be applied as a capitalisation issue either in or towards paying up any amounts for the time being unpaid on any shares held by such members respectively or paying up in full shares or debentures or other securities of the Company to be allotted and distributed credited as fully paid to and amongst such members in the proportion aforesaid, or partly in one way and partly in the other.

126.	Whenever such a resolution as aforesaid shall have been passed the Board shall make all appropriations and applications of the reserves and undivided profits resolved to be capitalised thereby, and all allotments and issues of fully paid-up shares, debentures or other securities and generally shall do all acts and things required to give effect thereto.

127.	For the purpose of giving effect to any resolution under these Articles hereof the Board may settle any difficulty which may arise in regard to the distribution or capitalisation issue as they think expedient and may fix the value for distribution of any specific assets, and may determine that cash payments shall be made to any members based upon the value so fixed or that fractions of such value as the Board may determine may be disregarded in order to adjust the rights of all parties and to avoid issuance of any fractional share or certificate, and may vest any such cash or specific assets in trustees upon such trusts for the persons entitled to the distribution or capitalisation issue as may seem expedient to the Board. While the shares of the Company are listed on the Designated Stock Exchange, no fractional shares may be issued and the Company should distribute cash instead. The provisions of the Ordinance in relation to the filing of contracts for allotment shall be observed, and the Board may appoint any person to sign such contract on behalf of the persons entitled to share in the distribution or capitalisation issue, and such appointment shall be effective and binding upon all concerned, and the contract may provide for the acceptance by such persons of the shares, debentures or other securities to be allotted and distributed to them respectively in satisfaction of their claims in respect of the sum so capitalised.

RECORD DATES

128.	Notwithstanding any other provision herein, but without prejudice to the rights attached to any shares, the Company or the Board may fix a date as the record date by reference to which a dividend will be declared or paid or a distribution, allotment or issue made. Where such a record date is fixed, references in these Articles to a holder of shares or member to whom a dividend is to be paid or a distribution, allotment or issue is to be made shall be construed accordingly. A transfer of shares shall not pass the right to any dividend declared in respect of a record date before the registration of the transfer. The provisions of this Article shall apply mutatis mutandis to bonuses, capitalisation issues, distribution of realised capital profits or offers or grants made by the Company to the members. Provided that, during the period the shares of the Company are listed on the Designated Stock Exchange, the notice of such fixation of a record date shall be made at least two (2) weeks prior to such record date by advertisement in an appointed newspaper or any other newspapers or by any other means in accordance with the requirements of any Designated Stock Exchange.

129.	Other than as provided in Article 128 above, during the period the shares of the Company are listed on the Designated Stock Exchange, the Company or the Board shall fix a date as the record date whenever an Annual General Meeting or another General Meeting is held. When fixing a record date pursuant to Article 128 above and this Article 129, the Company or the Board shall discuss the relevant details with the Depository in advance so that the record date may be appropriately fixed in accordance with the customary practices of the Depository and shall allow the Depositary to deal with relevant process without any disruption.

130.	<Intentionally omitted>

ACCOUNTS, STATUTORY AUDITOR AND AUDIT COMMITTEE

131.	Without prejudice to Article 109 and without any right of a member under any applicable laws, order of the court of competent jurisdiction, any member holding at least 3% of the total share capital of the Company or having been holding, for at least 6 months prior to the date of deposit of the request referred to below, at least 0.05% of the total share capital of the Company may request inspection or photocopies (after payment of reasonable charges for provision of such photocopies) of accounts, books and records of the Company by submitting in writing the reason therefor and giving undertaking to keep the information or document obtained therefrom in confidence and to use the information or document for proper purpose. The Company may not refuse such request unless the Company shows that the provision of relevant statute or Listing Rules does not permit such inspection or provision of such photocopies or that the request of the member is unjust or against the interest of the Company.

132.	(a)	Subject to the Ordinance and to Article 131, a copy of the reporting documents or (subject to compliance with the relevant provisions of the Ordinance and Listing Rules) the summary financial report shall be sent to every member not less than twenty-one (21) days before the date of general meeting before which the reporting documents shall be laid, but this Article shall not require a copy of those documents to be sent to any member or holder of debentures of whose address the Company is unaware or to more than one of the joint holders of any shares or debentures.

(b)	The Board shall provide the balance sheet, income statement (profit and loss account), surplus appropriation statement, statement of changes in equity, statement of cash flows, their footnotes and detailed account or non-existence report on any finacial or money transaction for the immediately preceding financial year at the Annual General Meeting and such financial documents shall be audited by the Audit Committee and approved at that general meeting by the ordinary resolution of the shareholders. The Audit Committee shall submit an audit report to the Representative Director of the Company no later than one (1) week prior to the date set for the Annual General Meeting. Provided that, during the period the shares of the Company are listed on the Designated Stock Exchange, such financial documents shall have been audited by the Statutory Auditor. Provided further, during the period the shares of the Company are listed on the Designated Stock Exchange, such financial documents shall be prepared in accordance with (i) the accounting principles which the Company has adopted and undertaken to comply with, in order to list its shares on the Designated Stock Exchange; or (ii) any other accounting principle, which, upon the approval of the Designated Stock Exchange, the Company may adopt from time to time.

(d)	During the period the shares of the Company are listed on the Designated Stock Exchange, the Board shall receive the audit report prepared and signed by the Statutory Auditor, for the immediately preceding financial year, at least one (1) week prior to the date of the Annual General Meeting, and such audit report shall be presented to the shareholders at the Annual General Meeting.

133.	Where any member (“Consenting Person”) has, in accordance with the Ordinance, the Listing Rules and any applicable laws, rules and regulations, consented or is deemed to have consented to treat the publication of the reporting documents and/or the summary financial report (as the case may be) on the Company’s computer network (including, but not limited to, its website) to which such person may have access as discharging the Company’s obligation under the Ordinance to send a copy of the relevant financial document and/or the summary financial report (as the case may be) to such person, then the publication by the Company on its computer network (including, but not limited to, its website) of the reporting documents and/or summary financial report (as the case may be) for such period as required by the Ordinance, the Listing Rules, or any applicable laws, rules and regulations shall, in relation to such Consenting Person, be deemed to discharge the Company’s obligations under Article 132(a).

134.	The interval between the close of a financial year of the Company and the date of the Company’s Annual General Meeting shall not exceed the shortest of four (4) months and such period as may be prescribed by the law, Ordinance or the Listing Rules.

135.	(a)	The financial year of the Company shall start on the first day of January. The financial year end of the Company shall be 31st December in each year.

(b)	The Company shall designate those members registered on the Register of Members as of 31st December as the members having the right to exercise their rights at the Annual General Meeting concerning the financial year ended on that date.

136.	Without prejudice and subject to the Ordinance, the Company shall have at least one Audit Committee who shall have full-time standing position in the Company. To avoid any ambiguity or confusion, the Audit Committee described in the Articles is a different officer of the Company from the Statutory Auditor and shall have the right and obligation ascribed to him/herself by these Articles. The Statutory Auditor shall be appointed and their duties shall be regulated in accordance with the provisions of the Ordinance and in addition, appointment of the Statutory Auditor shall be approved by the Audit Committee and by the general meeting of the Company pursuant to Article 40.

136-2.	Nothing in these Articles purports to exempt the Statutory Auditor or the Audit Committee from any liability that would otherwise attach to the Statutory Auditor or the Audit Committee (as the case may be) in connection with any negligence, default, breach of duty or breach of trust occurring in the course of performance of the duties as the Statutory Auditor or the Audit Committee (as the case may be) in relation to the Company. Where the negligence, default, breach of duty or breach of trust is committed by both the Statutory Auditor and the Audit Committee, whether intentionally or not, both the Statutory Auditor and the Audit Committee shall be jointly liable.

136-3.	(a)	This Article applies to (i) a Directors’ report, and (ii) a summary financial report so far as it is derived from a Director’s report.

(b)	Without prejudice and subject to the Ordinance, the Listing Rules, or any applicable laws and regulations, a Director is liable to compensation the Company for any loss suffered by the Company as a result of (i) any untrue or misleading statement in the report, referred to in Article 136-3(a), or (ii) the omission from the report, referred to in Article 136-3(a), of anything required to be included in it.

(c)	A Director is not liable unless (i) in the case of Article 136-3(b)(i), the Director knew the statement to be untrue or misleading or was reckless as to whether it was untrue or misleading, or (ii) in the case of Article 136-3(b)(i), the Director knew the omission to be dishonest concealment of a material fact.

137.	A member of the Audit Committee shall be appointed according to the following provisions:

(a)	A member of the Audit Committee shall be appointed in a General Meeting of the Company by ordinary resolution. The term of office of a member of the Audit Committee shall be from the election and to the end of the Annual General Meeting held for the closing of the last financial year which shall have expired before the lapse of three (3) years from the date of his election.

(b)	A member of the Audit Committee shall be appointed by resolution in the general meeting of shareholders under Article Section 55-2, to fill the casual vacancy of the office of the former member of the Audit Committee which may arise from resignation, disqualification, death or dissolution of the Audit Committee or otherwise.

(c)	During the period any shares of the Company of the Company are listed on the Designated Stock Exchange, matters relating to the qualifications of the member of the Audit Committee shall follow the Listing Rules (or recommended best practice in the Relevant Territory, as the case may be).

(d)	A member of the Audit Committee may be removed from office, with or without cause, by a special resolution.

138.	The Audit Committee shall audit the financial statements and business of the Company. The Audit Committee shall prepare an Audit Committee’s report in respect of his/her audit result, and the Audit Committee’s report shall contain the method by which the audit was conducted and the result thereof, and the Audit Committee shall sign such Audit Committee’s report. In addition to the Statutory Auditor’s report being annexed to the accounts, the Audit Committee’s report shall also be annexed to the accounts and shall be read at the meeting of members at which the accounts are laid before the Company or shall be served on the members.

139.	In discharging the duties in the office of Audit Committee,

(a)	Audit Committee is entitled to attend meetings of Board and express his/her opinion thereat; and

(b)	Audit Committee is entitled to request convening of a General Meeting of the Company by submitting to the Board documents describing the purpose and reason thereof;

(c)	Audit Committee shall have a right (i) of access at all times to the books and accounts and vouchers of the Company and its subsidiaries; and (ii) to inspect the assets and property of the Company and its subsidiaries; and (iii) to require from the Directors such information and explanations as the Audit Committee thinks necessary;

(d)	where the Company has a Subsidiary,

(i)	the Audit Committee is entitled to require from the Subsidiary and its auditor such information and explanation as he/she considers necessary; or

(ii)	if the Subsidiary is not a body corporate incorporated in Hong Kong, the Audit Committee is also entitled to require the Directors to take all such steps as are reasonably open to them to obtain from the Subsidiary such information and explanation as the Audit Committee considers necessary.

(e)	The Audit Committee shall prepare minutes of his/her audit with respect to the audit activities conducted by him/herself describing the method by which the audit activities was conducted and the result thereof. The minutes of the Audit Committee’s audit shall be signed by the Audit Committee who conducted such audit activities.

140.	The remuneration (including any severance payment, if any) of Audit Committee in performing his/her office shall be fixed by the Company in general meeting, provided that the resolution for determining the remuneration of the Audit Committee shall be separate from the resolution for determining the remuneration and severance payment of the Directors.

141.	Audit Committee shall be entitled to attend any general meeting and to receive all notices of or any other communications relating to any general meeting which any member is entitled to receive and to be heard at any general meeting on any part of the business of the meeting which concerns him/her as Audit Committee.

NOTICES

142.	Any notice to be given to or by any person pursuant to these Articles shall be in writing, except that a notice calling a meeting of the Board need not be in writing.

143.	Any notice or other document to be given or issued to the members by or on behalf of the Company under these Articles shall be in writing (which may or may not be in a transitory form and may be recorded or stored in any digital, electronic, electrical, magnetic or other retrievable form or medium and information in visible and legible form (including an electronic communication and publication on a computer network (including, but not limited to, a website)) whether having physical substance or not) and may be served or delivered by the Company upon any member by any of the following means subject to and to such extent permitted by and in accordance with the Ordinance, the Listing Rules and any applicable laws, rules and regulations:

(a)	personally,

(b)	by sending it by post to him at his registered address as appearing in the register or at the address, within or outside the Relevant Territory, supplied by him to the Company for the sending of notices or documents to him;

(c)	by delivering or leaving it at such address as aforesaid;

(d)	by advertisement published in the newspaper;

(e)	by transmitting it as an electronic communication to him at his electronic address as he may provide; or

(f)	by publishing it on the Company’s computer network (including, but not limited to, its website), giving access to such network to him and giving to him a notice of publication of such notice of document.

A member whose registered address is not within the Relevant Territory may either give to the Company an address within the Relevant Territory or an address outside the Relevant Territory and notices may be sent to him at either address at the discretion of the Company.

Notwithstanding any foregoing, during the period the shares of the Company are listed on the Designated Stock Exchange, the notice to the shareholders through the Depository shall be made in the manner in accordance with the rules and the general practice of the Depository.

144.	A member present either in person or by proxy, or in the case of a corporate member by a duly authorised representative, at any meeting of the Company or of the holders of any class of shares shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which it was called.

145.	(a)	Any notice to be given to a member may be given by reference to the Register of Members as it stands at any time within a period of three days before the notice is given; and any change in the Register after that time does not invalidate the giving of the notice; and

(b)	Every person who becomes entitled to a share shall be bound by any notice in respect of that share which, before his name is entered into the Register of Members, has been given to the person from whom he derives his title.

146.	During the period the shares of the Company are listed on the Designated Stock Exchange, notwithstanding the provision in Article 145 above, the said provision shall not apply when notice is given to a member after fixing the Register of Members through the Depository. In such cases, the Company shall fix a date as the record date and furnish notice to the members listed in said register as of the record date. Any change in said register after the record date shall not affect the validity of notice already furnished.

147.	Where, by reason of the suspension or curtailment of postal address within the Relevant Territory, the Company is unable effectively to convene a general meeting by notice sent by post, notice of the meeting shall be sufficiently given if Published in the Newspapers. The Company shall send by post a copy of the notice to those members to whom the Company is required to send a notice for convening a general meeting by post (including, but not limited to, those members who have signified their refusal to communications with the Company being sent to them in the form of an electronic record) if at least seven clear days before the meeting the posting of notices to addresses throughout the Relevant Territory again becomes practicable.

Notwithstanding any foregoing, during the period the shares of the Company are listed on the Designated Stock Exchange, the notice to the shareholders through the Depository shall be made in the manner in accordance with the rules and the general practice of the Depository

148.	Subject to Article 143, any notice or document given or issued by or on behalf of the Company to the members:

(a)	if sent by post, shall be deemed to be effected by properly addressing, prepaying and posting an envelope or a wrapper containing the notice and to have been effected on the second business day after the day on which the envelope or wrapper containing the same is put into a post office situation within the Relevant Territory or such other place from which such notice or document (as the case may be) was posted and in proving such service it shall be sufficient to prove that the envelope or wrapper containing the notice was properly prepaid, addressed and put into such post office and a certificate in writing signed by the Company Secretary or other person appointed by the Board that the envelope or wrapper containing the notice was so addressed and put into such post office shall be conclusive evidence thereof;

(b)	if sent by delivering or leaving it at the registered office or address supplied for the sending of notices or documents to him otherwise than by post, shall be deemed to have been served or delivered on the date it was so delivered or left;

(c)	if by advertisement, shall be deemed to have been served on the day on which the advertisement appears;

(d)	if sent as an electronic communication, shall be deemed to have been served at the time when the notice or document is transmitted electronically provided that no notification that the electronic communication has not reached its recipient has been received by the sender, except that any failure in transmission beyond the sender’s control shall not invalidate the effectiveness of the notice or document being served; and

(e)	if published on the Company’s computer network (including, but not limited to, it website) shall be deemed to have been served on the day on which the notice or document is published on the Company’s computer network (including, but not limited to, the Company’s website) to which he may have access and the notice of such publication is given to such person.

149.	A notice may be given by the Company to the person entitled to a share in consequence of the death or bankruptcy of a member by sending or delivering it in any manner authorised by these Articles for the giving of notice to a member addressed to that person by name, or by the title by representative of the deceased or trustee of the bankrupt or by any like description, at the address, if any within the Relevant Territory supplied for that purpose by the person claiming to be so entitled. Until such an address has been supplied, a notice may be given in any manner in which it might have been given if the death or bankruptcy had not occurred.

150.	(a)	The signature to any notice or document by the Company may be written, printed or made electronically.

(b)	Subject to any applicable laws, rules and regulations, any notice or document to the members may be given in the English language only, in the Korean language only or in both the English language and the Korean language.

WINDING UP

151.	If the Company shall be wound up, the surplus assets remaining after payment to all creditors shall be divided among the members in proportion to the capital paid up on the shares held by them respectively, and if such surplus assets shall be insufficient to repay the whole of the paid-up capital, they shall be distributed so that, as nearly as may be, the losses shall be borne by the members in proportion to the capital paid up on the shares held by them respectively. This Article is, however, subject to the rights of the holders of any shares which may be issued on special terms or conditions.

152.	If the Company shall be wound up, the liquidator (whether voluntary, under supervision or by the court) may, with the sanction of a special resolution and any other sanction required by law, divide among the members in specie or kind the whole or any pan of the assets of the Company or vest any part of the assets of the Company in trustees upon such trusts for the benefit of the members or any of them as the resolution shall provide. Any such resolution may provide for and sanction a distribution of any specific assets amongst different classes of members otherwise than in accordance with their existing rights, but each member shall in that event have a right of dissent and other ancillary rights in the same manner as if such resolution were a special resolution passed pursuant to the Ordinance.

153.	In the event of a winding-up of the Company in Hong Kong, every member of the Company who is not for the time being in Hong Kong shall be bound, within fourteen days after the passing of an effective resolution to wind up the Company voluntarily, or within the like period after the making of an order for the winding up of the Company, to serve notice in writing on the Company appointing some person resident in Hong Kong upon whom all summonses, notices, processes, orders and judgments in relation to or under the winding-up of the Company may be served and, in default of such nomination, the liquidator of the Company shall be at liberty on behalf of such member to appoint some such person, and service upon any such appointee shall be deemed to be a good personal service on such member for all purposes, and where the liquidator makes any such appointment he shall, with all convenient speed, give notice thereof to such member by advertising in the Hong Kong Government Gazette or by a registered letter sent through the post and address to such member at his address as appearing in the Register, and such notice shall be deemed to be served on the day on which the advertisement appears or the letter is posted.

INDEMNITY AND INSURANCE

154.	Subject to the provisions of and so far as may be permitted by the Ordinance, the Company may indemnify any officer of the Company against all costs, charges, losses, expenses and liabilities which he may sustain or incur in or about the execution and discharge of his duties or in relation thereto including any liability incurred by him:

(a)	in defending any proceedings, whether civil or criminal, in which judgment is given in his favour or in which he is acquitted; or

(b)	in connection with any application under the Ordinance in which relief is granted to him by the court.

Provided that this indemnity shall not extend to any matter in respect of any fraud or dishonesty or wilful misconduct or any negligence, default, breach of duty or breach of trust which may attach to any of the said persons.

155.	Subject to the provisions of and so far as may be permitted by the Ordinance, the Company may purchase and maintain for any officer, Statutory Auditor or Audit Committee:

(a)	insurance against any liability to the Company, a related company or any other party in respect of any negligence, default, breach of duty or breach of trust (save for fraud) of which he may be guilty in relation to the Company or a related company; and

(b)	insurance against any liability incurred by him in defending any proceedings, whether civil or criminal, taken against him for any negligence, default, breach of duty or breach of trust (excluding fraud) of which he may be guilty in relation to the Company or a related company.

In this Article, “related company” in relation to the Company means any company that is the Company’s Subsidiary or holding company or a Subsidiary of the Company’s holding company.

156.	Where any resolution is proposed to be approved by the members of the Company at a general meeting for waiving any liability of any Director to the Company arising from a breach by such Director of his or her duties to the Company, such resolution shall only be approved with the consent of all the members of the Company.

PUBLIC DISCLOSURE AGENT AND KEEPING OF RECORD

157.	(a)	During the period the shares of the Company are listed on the Designated Stock Exchange, the Company shall maintain an agent (“Public Disclosure Agent”) who has its registered office and main business in the jurisdiction of the Designated Stock Exchange and makes public disclosures on behalf of the Company in compliance with the Listing Rules of the Designated Stock Exchange.

(b)	In lieu of the Public Disclosure Agent described in the paragraph (a) above, the Company may have a local representative office, branch or any Subsidiary established in the jurisdiction of the Designated Stock Exchange and procure them to act on behalf of the Company for the purpose of making public disclosures in compliance with the Listing Rules of the Designated Stock Exchange.

158.	During the period the shares of the Company are listed on the Designated Stock Exchange, the Company, without prejudice to Article 157 hereof, cause its Articles and the resolutions and proceedings of the general meetings to be kept at the principal office, and each branch office, and also cause the register of shareholders and the register of bonds to be kept at the principal office. Where the Company engages a transfer agent in the jurisdiction of the Designated Stock Exchange, the register of shareholders or the bond register or duplicates thereof may be kept in the business office of the transfer agent. The Company shall also shall keep the due copy of all Company documents which are described in these Articles, to be provided for the inspection, review or photocopy by the shareholders, at any time during the Company’s business hours and at the main office of : (x) the Public Disclosure Agent described in paragraph (a) of Article 157 or (y) the local representative office, branch or any Subsidiary described in the paragraph (b) of Article 157, and any shareholder or DR holder who is entitled to inspect, review or photocopy of relevant Company documents at the registered office of the Company under these Articles shall have the right to enjoy the same at the location of (x) or (y) as the case may be.

The following table sets out the details of the initial subscribers of the Company, the initial number of shares taken by each of them and the initial share capital of the Company on 24 April 2015:-

Name(s) and Address(es) of Initial Subscriber(s)	Number of Share(s) Taken	Total Amount of Share Capital
WORLD MAJESTIC INTERNATION LIMITED 世崇國際有限公司	7,500	HKD7,500
REAL COURAGE DEVELOPEMTN LIMITED	700	HKD700
SILVER MERIT TRADING LIMITED	700	HKD700
GLORY WISDOM INVESTMENT LIMITED	600	HKD600
MASSIVE FUTURE LIMITED	500	HKD500

Total:	10,000	HKD10,000.00